________________________________________________________
      ________________________________________________________





Acquisition Agreement
by and among
United Asset Management Corporation,
Provident Investment Counsel
PIC Newco, Inc.
and the Stockholders of
Provident Investment Counsel
Dated as of
November 10, 1994





      ________________________________________________________
      ________________________________________________________

Acquisition Agreement
by and among
United Asset Management Corporation,
Provident Investment Counsel
PIC Newco, Inc.
and the Stockholders of
Provident Investment Counsel
Dated as of
November 10, 1994


TABLE OF CONTENTS

Page

ARTICLE I. PURCHASE AND SALE.. . . . . . . . . . . . . . . . . .
. . . . . . 2
      1.1 Sale of Assets . . . . . . . . . . . . . . . . . . . .
. . . . . . 2
      1.2 Purchase Price . . . . . . . . . . . . . . . . . . . .
. . . . . . 2
      1.3 Adjustment in Purchase Price . . . . . . . . . . . . .
. . . . . . 3
      1.4 Contingent Payment . . . . . . . . . . . . . . . . . .
. . . . . . 7
      1.5 Obligations Assumed by Newco . . . . . . . . . . . . .
. . . . . . 9

ARTICLE II. THE CLOSING. . . . . . . . . . . . . . . . . . . . .
. . . . . . 9

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PIC AND THE
STOCKHOLDERS. . . 9
      3.1 PIC's Organization and Corporate Authority . . . . . .
. . . . . . 9
      3.2 Charter, By-Laws and Minutes . . . . . . . . . . . . .
. . . . . .10
      3.3 No Violation . . . . . . . . . . . . . . . . . . . . .
. . . . . .10
      3.4 The Stockholders . . . . . . . . . . . . . . . . . . .
. . . . . .10
      3.5 Financial Statements . . . . . . . . . . . . . . . . .
. . . . . .10
      3.6 No Adverse Change. . . . . . . . . . . . . . . . . . .
. . . . . .12
      3.7 Subsidiaries . . . . . . . . . . . . . . . . . . . . .
. . . . . .12
      3.8 Taxes. . . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .12
      3.9 Interests of Officers. . . . . . . . . . . . . . . . .
. . . . . .13
      3.10 Property. . . . . . . . . . . . . . . . . . . . . . .
. . . . . 313
      3.11 Accounts Receivable . . . . . . . . . . . . . . . . .
. . . . . .14
      3.12 Insurance . . . . . . . . . . . . . . . . . . . . . .
. . . . . .14
      3.13 Names, Franchises, Permits, Etc . . . . . . . . . . .
. . . . . .14
      3.14 Investment Advisory Contracts . . . . . . . . . . . .
. . . . . .15
      3.15 Other Contracts . . . . . . . . . . . . . . . . . . .
. . . . . .15
      3.16 Certain Salaried Employees. . . . . . . . . . . . . .
. . . . . .16
      3.17 Bank Accounts and Money Market Funds. . . . . . . . .
. . . . . .16
      3.18 Litigation. . . . . . . . . . . . . . . . . . . . . .
. . . . . .16
      3.19 Finder's Fee. . . . . . . . . . . . . . . . . . . . .
. . . . . .16
      3.20 Employee Benefit Plans. . . . . . . . . . . . . . . .
. . . . . .16
      3.21 Disclosure. . . . . . . . . . . . . . . . . . . . . .
. . . . . .19
      3.22 Approvals . . . . . . . . . . . . . . . . . . . . . .
. . . . . .19
      3.23 PIC's Authority . . . . . . . . . . . . . . . . . . .
. . . . . .19
      3.24 Stockholders' Authority . . . . . . . . . . . . . . .
. . . . . .19
      3.25 Government Regulation . . . . . . . . . . . . . . . .
. . . . . .19
      3.26 Code of Ethics. . . . . . . . . . . . . . . . . . . .
. . . . . .21
      3.27 No Practices in Violation of Law. . . . . . . . . . .
. . . . . .21
      3.28 Employees' Health . . . . . . . . . . . . . . . . . .
. . . . . .21
      3.29 Fee Schedule. . . . . . . . . . . . . . . . . . . . .
. . . . . .21
      3.30 Investment Representations. . . . . . . . . . . . . .
. . . . . .21
ARTICLE IV. REPRESENTATIONS OF UAM AND NEWCO.. . . . . . . . . .
. . . . . .22
      4.1 Organization of UAM and Newco and Corporate Authority.
. . . . . .22
      4.2 No Violation . . . . . . . . . . . . . . . . . . . . .
. . . . . .23
      4.3 Finder's Fee . . . . . . . . . . . . . . . . . . . . .
. . . . . .23
      4.4 Charter, By-laws and Resolutions . . . . . . . . . . .
. . . . . .23
      4.5 Financial Statements of UAM. . . . . . . . . . . . . .
. . . . . .23
      4.6 Litigation . . . . . . . . . . . . . . . . . . . . . .
. . . . . .24
      4.7 Disclosure . . . . . . . . . . . . . . . . . . . . . .
. . . . . .24
      4.8 UAM's and Newco's Authority. . . . . . . . . . . . . .
. . . . . .24
      4.9 Approvals. . . . . . . . . . . . . . . . . . . . . . .
. . . . . .24
      4.10 Capitalization of UAM and Newco . . . . . . . . . . .
. . . . . .24
      4.11 Authorization of Note and Warrant . . . . . . . . . .
. . . . . .25
      4.12 Reservations of Common Stock. . . . . . . . . . . . .
. . . . . .25
      4.13 Authorization of Common Stock . . . . . . . . . . . .
. . . . . .25
      4.14 No Adverse Change . . . . . . . . . . . . . . . . . .
. . . . . .25
      4.15 SEC Reports . . . . . . . . . . . . . . . . . . . . .
. . . . . .25
ARTICLE V. INDEMNIFICATION.. . . . . . . . . . . . . . . . . . .
. . . . . .25
      5.1 Indemnification by the Stockholders and PIC. . . . . .
. . . . . .26
      5.2 Indemnification by UAM . . . . . . . . . . . . . . . .
. . . . . .26
      5.3 Survival of Representations and Warranties . . . . . .
. . . . . .26
      5.4 Limitation on Liabilities of PIC Stockholders. . . . .
. . . . . .27
      5.5 Third-Party Claims . . . . . . . . . . . . . . . . . .
. . . . . .27
      5.6 Set-Off. . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .28
      5.7 Exclusivity. . . . . . . . . . . . . . . . . . . . . .
. . . . . .28
ARTICLE VI. TAX MATTERS. . . . . . . . . . . . . . . . . . . . .
. . . . . .28
      6.1 Tax Returns. . . . . . . . . . . . . . . . . . . . . .
. . . . . .28
      6.2 Taxes on Sale. . . . . . . . . . . . . . . . . . . . .
. . . . . .29
      6.3 Allocation of Purchase Price Among Assets. . . . . . .
. . . . . .29
ARTICLE VII. PRE-CLOSING COVENANTS.. . . . . . . . . . . . . . .
. . . . . .29
      7.1 Procedure for Obtaining Clients' Consents. . . . . . .
. . . . . .29
      7.2 Non-Disclosure . . . . . . . . . . . . . . . . . . . .
. . . . . .30
      7.3 Filings. . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .30
      7.4 Closing Conditions . . . . . . . . . . . . . . . . . .
. . . . . .30
      7.5 Return of Confidential Information . . . . . . . . . .
. . . . . .31
      7.6 Agreement Relating to Mutual Funds . . . . . . . . . .
. . . . . .31
      7.7 Registration of UAM Stock. . . . . . . . . . . . . . .
. . . . . .31
      (a) Registration Procedures and Expenses . . . . . . . . .
. . . . . .31
      (b) Allocation of Expenses . . . . . . . . . . . . . . . .
. . . . . .33
      (c) Indemnification. . . . . . . . . . . . . . . . . . . .
. . . . . .33
ARTICLE VIII. CONDUCT OF PIC'S BUSINESS PRIOR TO THE CLOSING
DATE. . . . . .34
ARTICLE IX. CONDITIONS PRECEDENT TO UAM'S AND NEWCO'S
OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .36
      9.1 Delivery of Documents of Transfer. . . . . . . . . . .
. . . . . .36
      9.2 Employment Agreements. . . . . . . . . . . . . . . . .
. . . . . .36
      9.3 Representations and Warranties True at the Closing
Date. . . . . .36
      9.4 PIC's and Stockholders' Certificate. . . . . . . . . .
. . . . . .36
      9.5 Clients' Consents. . . . . . . . . . . . . . . . . . .
. . . . . .37
      9.6 Approvals. . . . . . . . . . . . . . . . . . . . . . .
. . . . . .37
      9.7 Opinion of Counsel for PIC and the Stockholders. . . .
. . . . . .37
      9.8 PIC's and the Stockholders' Performance. . . . . . . .
. . . . . .40
      9.9 Payments Made. . . . . . . . . . . . . . . . . . . . .
. . . . . .40
      9.10 Conduct of PIC's Business Prior to the Closing Date .
. . . . . .40
      9.11 Certificate Relating to Real Property Interests . . .
. . . . . .40
      9.12 Approval of Documentation . . . . . . . . . . . . . .
. . . . . .40
      9.13 Examination of Books And Records. . . . . . . . . . .
. . . . . .40
      9.14 Adviser's Act Registration. . . . . . . . . . . . . .
. . . . . .41
      9.15 Working Capital . . . . . . . . . . . . . . . . . . .
. . . . . .41
      9.16 Health. . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .41
      9.17 Life Insurance. . . . . . . . . . . . . . . . . . . .
. . . . . .41
      9.18 Form 8-K. . . . . . . . . . . . . . . . . . . . . . .
. . . . . .41
      9.19 Hart-Scott-Rodino Filing. . . . . . . . . . . . . . .
. . . . . .41
      9.20 Exchange Listing. . . . . . . . . . . . . . . . . . .
. . . . . .42
ARTICLE X. CONDITIONS PRECEDENT TO PIC'S AND THE STOCKHOLDERS'
OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .42
      10.1 Opinion of UAM's and Newco's Counsel. . . . . . . . .
. . . . . .42
      10.2 Representations and Warranties True at the Closing
Date . . . . .43
      10.3 Performance of UAM and Newco. . . . . . . . . . . . .
. . . . . .43
      10.4 Authority of UAM and Newco. . . . . . . . . . . . . .
. . . . . .43
      10.5 Approval of Documentation . . . . . . . . . . . . . .
. . . . . .44
      10.6 Revenue Sharing Agreement . . . . . . . . . . . . . .
. . . . . .44
      10.7 Adjustment Percentage . . . . . . . . . . . . . . . .
. . . . . .44
      10.8 Employment Agreements . . . . . . . . . . . . . . . .
. . . . . .44
      10.9 Advisers' Act Registration. . . . . . . . . . . . . .
. . . . . .44
      10.10 Assumption Agreement . . . . . . . . . . . . . . . .
. . . . . .44
      10.11 NYSE Listing . . . . . . . . . . . . . . . . . . . .
. . . . . .44
      10.12 Incentive Stock Options. . . . . . . . . . . . . . .
. . . . . .44
ARTICLE XI. POST-CLOSING COVENANTS.. . . . . . . . . . . . . . .
. . . . . .44
      11.1 Non-Competition . . . . . . . . . . . . . . . . . . .
. . . . . .44
      11.2 Confidentiality . . . . . . . . . . . . . . . . . . .
. . . . . .46
      11.3 Further Assurances. . . . . . . . . . . . . . . . . .
. . . . . .47
      11.4 Amendment to Registrations and Filing of Form 8-K . .
. . . . . .47
      11.5 Compliance with Hart-Scott-Rodino Act . . . . . . . .
. . . . . .47
      11.6 Additional Covenants. . . . . . . . . . . . . . . . .
. . . . . .47
      11.7 Use of Name "Provident Investment Counsel, Inc. . . .
. . . . . .47
      11.8 Options . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .48
      11.9  Statutory Compliance . . . . . . . . . . . . . . . .
. . . . . .48
      11.10 Extension Bonus Payment. . . . . . . . . . . . . . .
. . . . . .48
      11.11 UAM Capital Contribution . . . . . . . . . . . . . .
. . . . . .48
      11.12 Employees; Employee Benefits.. . . . . . . . . . . .
. . . . . .48
ARTICLE XII.  GENERAL. . . . . . . . . . . . . . . . . . . . . .
. . . . . .50
      12.1 Entire Agreement. . . . . . . . . . . . . . . . . . .
. . . . . .50
      12.2 Equitable Relief; Binding Effect. . . . . . . . . . .
. . . . . .50
      12.3 Separate Counterparts . . . . . . . . . . . . . . . .
. . . . . .50
      12.4 Consistent Accounting . . . . . . . . . . . . . . . .
. . . . . .51
      12.5 Transaction Costs . . . . . . . . . . . . . . . . . .
. . . . . .51
      12.6 Notices . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .51
      12.7 Severability. . . . . . . . . . . . . . . . . . . . .
. . . . . .52
      12.8 Captions. . . . . . . . . . . . . . . . . . . . . . .
. . . . . .52
      12.9 Due Inquiry . . . . . . . . . . . . . . . . . . . . .
. . . . . .52
      12.10 Gender . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .52
      12.11 Governing Law. . . . . . . . . . . . . . . . . . . .
. . . . . .52
      12.12 No Third-Party Beneficiaries . . . . . . . . . . . .
. . . . . .52

Exhibits

A     Form of UAM Non-Negotiable Subordinated
      Note (Sec. 1.2)
B     Form of Subordination Agreement (Sec. 1.2)
C     Form of Warrant Agreement (Sec. 1.2)
D     Form of Warrant Certificate (Sec. 1.2)
E-1   Form of Employment Agreement (Kommerstad) (Sec. 9.2)
E-2   Form of Employment Agreement (Miller, Handtmann, Tashijan)
(Sec. 9.2)
E-3   Form of Employment Agreement (Condon) (Sec. 9.2)
E-4   Form of Employment Agreement (1 per cent Stockholders)
(Sec. 9.2)
E-5   Employment Agreements effective upon Closing
(Non-Stockholders) (Sec. 9.2)
F     Form of Revenue Sharing Agreement (Sec. 10.6)
G     PIC Audited Financials (Sec. 3.5)
H     PIC Unaudited Financials (Sec. 3.5)
I     UAM Audited Financials (Sec. 4.5)
J     UAM Unaudited Financials (Sec. 4.5)
K     Form of Client's Consent (Art. VII)
L     Stockholders' Closing Certificate as to
      Representations, etc. (Sec. 9.3)
M     Stockholders' Certificate as to By-Laws, etc. (Sec. 9.4)
N     Stockholders' Certificate as to Clients' Consents (Sec.
9.5)
O     Stockholders' Certificate Relating to Payments
      Made (Sec. 9.9)
P     Stockholders' Certificate Relating to Real Property
      Interests (Sec. 9.11)
Q     UAM Certificate as to Representations, etc. (Sec. 10.2)

Schedules

1     Stockholders of PIC
1.3A  PIC's Client List
1.3B  Example of Calculation of Adjustment
1.4   Example of Calculation of Contingent Payment
3.5   Liabilities
3.9   Interests of Officers
3.10A Property and Leases
3.10B Securities
3.11  Accounts Receivable
3.12  Insurance Policies
3.13  Names, Franchises, Permits, Etc.
3.15  Other Contracts
3.16  Employees
3.17  Bank Accounts and Money Market Funds
3.20  Employee Benefit Plans
3.25  Mutual Funds
3.26  Code of Ethics
3.28  Physician's Letters
8.    Conduct of PIC's Business Prior to the Closing Date
9.17  Persons to be Insured by UAM

ACQUISITION AGREEMENT

      AGREEMENT made as of the 10th day of November, 1994, by and among United
Asset Management Corporation, a Delaware corporation having its principal place of business at One International Place, Boston, Massachusetts 02110 ("UAM"), PIC Newco,
Inc., a Massachusetts corporation and an indirect wholly-owned subsidiary of UAM
("Newco"), Provident Investment Counsel, a California corporation having its principal place of business at Corporate Center, 300 North Lake Avenue, Pasedena, California
91101 ("PIC"), and the persons listed on Schedule 1 hereto (collectively, "Stockholders," and each individually, "Stockholder") who are the holders in the aggregate of all of the issued and outstanding capital stock of PIC (the "PIC Stock").


W I T N E S S E T H:

      WHEREAS, based upon the representations, covenants, agreements and warranties herein made by PIC and the Stockholders and subject to the terms and conditions contained in this Agreement, UAM wishes to acquire the assets and business of PIC and immediately to contribute such assets and business to Newco, which will continue to conduct the business of PIC; and

      WHEREAS, based upon the representations, agreements and warranties herein made by UAM and Newco and subject to the terms and conditions contained in this
Agreement, PIC and the Stockholders wish to transfer and sell the assets and business of
PIC to UAM and to have Newco continue the business of PIC; and

      WHEREAS, the Stockholders, as owners of PIC, will benefit from the sale of assets hereunder and will become key employees of Newco after such sale;

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article I.  Purchase and Sale.

      1.1 Sale of Assets. Subject to the terms and conditions set forth herein, as of the Closing Date (as defined in Article II) UAM shall purchase from PIC and PIC shall convey, transfer, set over, assign and deliver to UAM, free and clear of all liens, attachments, charges, lis pendens, and encumbrances of any nature (except as may otherwise expressly be permitted by this Agreement), all of the assets of PIC, except such assets to be retained or distributed by PIC as set forth on
Schedule 8 hereto ("Excluded
Assets"), consisting of the assets and business of PIC of every kind and description, tangible and intangible, real, personal or mixed and wherever located and all proprietary and associated rights relating thereto, including without limitation all assets shown or reflected in PIC's balance sheet as of September 30, 1994, the Investment Advisory
Contracts (as hereinafter defined), customer lists, prospects lists, books, records, and all of PIC's goodwill and the exclusive right to use the name of PIC as all or part of a trade or corporate name (the "Assets"). UAM shall then transfer all of the Assets to Newco.

      1.2   Purchase Price.  Subject to adjustment as provided in
Section 1.3, below,
UAM shall pay PIC in consideration of the purchase and sale of the Assets (the
"Purchase Price"):

            (a) Two hundred sixty-twomillion, eight hundred fourthousand five hundred fifty dollars ($262,804,550) in cash to be paid at the Closing by wire transfer in same day funds; and

            (b)   Twenty million, eight hundred fourteen
thousand, seven hundred
seventy-six dollars ($20,814,776) principal amount of UAM
Non-Negotiable Seven-Year
6 1/2 per cent Subordinated Note (the "Note"), to be delivered at the Closing in the form of Exhibit A hereto and subordinated in accordance with the form of Subordination
Agreement attached hereto as Exhibit B (the "Subordination
Agreement"); and

            (c) A Warrant Agreement in the form of Exhibit C attached hereto (the
"Warrant Agreement"), and a Warrant Certificate in the form of Exhibit D attached hereto to be delivered at the Closing evidencing the right to purchase 459,385 shares
($20,814,776 principal amount of the Note divided by the Warrant exercise price of
$45.31 per share of UAM's Common Stock, $.01 par value (the "Warrant"), and exercisable in accordance with the Warrant Agreement at forty-five dollars and thirty-one cents ($45.31) per share, subject to adjustment as stated in the Warrant Agreement; and

            (d) an aggregate of sixty seven million, three hundred seventy thousand, and seventy-four dollars ($67,370,074) of UAM Common
Stock, $.01 par
value, valued in accordance with provisions set forth below (the
UAM Stock); and

            (e)   the Contingent Payment provided for in Section
1.4 below (in an
aggregate amount which shall not exceed $125,000,000 reduced by the amount of any
Extension Bonus Payment payable by UAM pursuant to Section 11.10 below).

      The per share price of UAM Stock to be used in calculating the number of shares of UAM Stock to be delivered pursuant to section (d) above (the UAM "Stock Price") shall be the average of the closing price of UAM's Common Stock for the twenty (20) successive trading days ending on the tenth trading day preceding the Closing Date as reported by the New York Stock Exchange, subject to the following. If the average price calculated pursuant to the preceding sentence is equal to or greater than $43.50 per share, the UAM Stock Price shall be $43.50 per share. If the average price calculated pursuant to the preceding sentence is equal to or less than $29.00 per share, the UAM Stock Price shall be $29.00 per share.

      Notwithstanding any other provision of this Agreement, no fractional shares of
UAM Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued. The number of shares of UAM Stock to be delivered to PIC pursuant hereto shall be rounded to the nearest whole share.

      1.3 Adjustment in Purchase Price. If any adjustment is required by the provisions of the following subparagraphs, the portion of the Purchase Price payable by
UAM to PIC at the Closing will be reduced or increased, as the case may be, pro rata with respect to the cash portion, the Note and the Warrant portion, and the UAM Stock portion, by a percentage calculated in the following manner:

            (a) PIC shall have prepared and delivered to UAM on or prior to the date hereof, a list (Schedule 1.3A) of investment advisory clients of PIC as of September
30, 1994, showing for each client and as of that date, the client's name, address, fee arrangements, assets under management, and pro forma annual billings calculated by multiplying the assets under management by the annual percentage fee applicable to such client under its Investment Advisory Contract with PIC (the "Original Schedule"). The
Original Schedule shall separately identify each client which is a Fund (as hereinafter defined) as such. The Original Schedule shall separately identify each client that is a financial services firm and for which PIC provides advisory services for assets placed with such firm pursuant to an agreement under which PIC serves as an investment manager or submanager for broker-sponsored asset management programs ("Wrap
Accounts"). Each financial services firm for which PIC provides advisory services for assets placed with such firm in Wrap Accounts shall be referred to herein as a "Wrap
Sponsor" and such firms shall be referred to collectively as the "Wrap Sponsors". The
Original Schedule and Revised Schedule (as hereinafter defined) shall identify thereon the
Wrap Sponsors as clients, but not the underlying Wrap Account holders. Only assets under management which are accruing fees shall be included on the Original Schedule or the Revised Schedule prepared pursuant to subsection (c) below. Attached to the Original
Schedule is a description of each performance fee arrangement in place with any client listed thereon.

            (b) Based on negotiations as to the Purchase Price leading to the execution of this Agreement, "Base Annual Billings" of PIC for purposes of this calculation are $86,034,000.

            (c) At the Closing, PIC will deliver to UAM a revised Schedule 1.3A
(the "Revised Schedule") as of the close of business on the last business day before the
Closing prepared as follows:

      (i) All clients that have terminated their investment advisory relationship with
            PIC or that have notified PIC (orally or in writing) of their intention to terminate that relationship since the date of the Original Schedule shall be deleted from the Revised Schedule.

      (ii) Clients that have engaged PIC since the date of the Original Schedule shall be added to the Revised Schedule with their assets under management by
            PIC included in the Revised Schedule at the value of those assets on the date PIC's management of those assets commenced.

      (iii) For clients that have withdrawn assets from management by PIC since the date of the Original Schedule, assets under management for such clients shall be reduced from the Original Schedule by the same percentage as is calculated by dividing (A) the value of the assets withdrawn as of the date of withdrawal, by (B) the aggregate value of assets managed by PIC for such client immediately prior to the withdrawal. If as of the Closing Date
            PIC has knowledge of any prospective withdrawal of assets under management for any client, assets under management for such client on the
            Revised Schedule shall be reduced by the same percentage as is calculated by dividing (A) the value of the assets proposed to be withdrawn by (B) the aggregate value of assets managed by PIC for such client as of the last business day before the Closing.

      (iv) For clients that have added to assets under management since the date of the Original Schedule, assets under management for such clients shall be increased from the Original Schedule by the value of those added assets on the date PIC's management of the assets commenced.

      (v) Pro forma annual billings for each client shall be calculated in the same manner as in the Original Schedule, after giving effect to the adjustments made to assets under management pursuant to subparagraphs (i) to (iv)
            above and to any reductions in fees.

      (vi) The Revised Schedule shall not reflect fluctuations in the market value of assets under management since the date of the Original Schedule (except as expressly provided in subparagraphs (ii), (iii) and
(iv) above) or increases
            (if any) in PIC's fee schedule subsequent to that date.

Pro forma annual billings shown on this Revised Schedule are referred to as "Assigned
Annual Billings." The advisory agreements between PIC and the clients listed on the
Original and Revised Schedules are referred to herein as "Investment Advisory
Contracts."

            (d) Assigned Annual Billings shall then be divided by Base Annual
Billings, and the resulting percentage shall be determined to the nearest one-hundredth of a percent (the "Adjustment Percentage").

            (e)   Calculation of Revaluation Percentage.

      (i) If the Adjustment Percentage is 95 per cent to 105 per cent , there shall be no reduction or increase in the Purchase Price payable at the Closing.

      (ii) If the Adjustment Percentage is 70 per cent or more, up to 95 per cent, then the Purchase Price payable at the Closing shall be reduced in accordance with the following table, with interpolation as necessary between percentages rounded to the nearest one-hundredth of a percent:

                                          Percent by which
Purchase
            Adjustment Percentage         Price shall be Reduced


                  95 per cent                         0 per cent
                  94                            1
                  93                            2
                  92                            3
                  91                            4
                  90                            5

* * * * * *

                  89 per cent                         5 1/2 per
cent
                  88                            6
                  87                            6 1/2
                  86                            7
                  85                            7 1/2
                                                [and so forth
                                                down to]

                  75 per cent                         12 1/2 per
cent
                  74                            13
                  73                            13 1/2
                  72                            14
                  71                            14 1/2
                  70                            15


      (iii) If the Adjustment Percentage is less than 70 per cent, UAM may elect not to proceed under this Agreement in accordance with
Section 9.5 and PIC
            may elect not to proceed under this Agreement in accordance with Section
            10.7.

      (iv) If the Adjustment Percentage is greater than 105 per cent, the portion of the
            Purchase Price payable at the Closing shall be increased in accordance with the following table, with interpolation as necessary between percentages rounded to the nearest one-hundredth of a percent, subject to the provisions of paragraph (v) below:

                                          Percent by which
Purchase
            Adjustment Percentage         Price shall be
Increased

                  105 per cent                        0 per cent
                  106                           1
                  107                           2
                  108                           3
                  109                           4
                  110                           5

                  111                           5 1/2 per cent
                  112                           6
                  113                           6 1/2
                  114                           7
                  115                           7 1/2

                  116                           8 per cent
                  117                           8 1/2
                  118                           9
                  119                           9 1/2
                  120                           10

                  121                           10 1/2 per cent
                  122                           11
                  123                           11 1/2
                  124                           12
                  125                           12 1/2

                  126                           13  per cent
                  127                           13 1/2
                  128                           14
                  129                           14 1/2
                  130 or above                  15

      (v)   Notwithstanding any of the foregoing provisions of
Section 1.3 to the
            contrary, if the Closing occurs after January 27, 1995, the amount of any increase in the portion of the Purchase Price payable at the Closing by
            UAM shall be the lesser of such amount calculated as of January 27, 1995,
            (using a revised Schedule 1.3A prepared as of January 27, 1995, and such amount calculated as of the Closing, and for purposes of such calculations revised Schedules 1.3A shall be prepared both as of January 27, 1995, and as of the close of business on the last business day prior to the day the
            Closing is actually held.

      The percentage by which the Purchase Price shall be decreased or increased (i.e., the percentage determined from the right-hand column in the tables above) is referred to herein as the "Revaluation Percentage".

            (f) An example of the operation of this Section 1.3 is set forth on
Schedule 1.3B hereto.

      1.4 Contingent Payment. One contingent payment (the "Contingent Payment") in an aggregate amount that shall not exceed $125,000,000 reduced by the amount of any
Extension Bonus Payment payable by UAM pursuant to Section 11.10 below (the
"Overall Limitation") shall be paid to PIC in the amount, in the manner and on the date indicated below:

            (a) Based on negotiations as to the Purchase Price leading to the execution of this Agreement, the term UAMs Base Share of Revenues shall mean
$43,017,000, provided that if an increase or a reduction in the portion of the Purchase
Price payable at the Closing is made in accordance with Section
1.3 because the
Adjustment Percentage is less than 95 per cent or greater than 105 per cent, the term
UAMs Base Share of Revenues" shall mean $43,017,000 increased or reduced, as the case may be, by the same percent by which the portion of the Purchase Price payable at the Closing was increased or reduced pursuant to Section 1.3.

            (b) To the extent that UAMs Share of Revenues, as that term is used in the Revenue Sharing Agreement (as hereinafter defined) and adjusted to normalize performance fees in accordance with the normalization of performance fees as reflected in
Schedule 1.3A, for the year ending December 31, 1997 exceeds UAMs
Base Share of
Revenues, the latter shall be deducted from the former, the difference shall be multiplied by seven, and the product shall be reduced by the amount of any Extension Bonus
Payment payable by UAM pursuant to Section 11.10 below to determine the amount of the Contingent Payment, if any, due; subject to the Overall Limitation.

            (c) The Contingent Payment, if any, shall be paid by UAM to PIC, or
PIC's successors in interest on or before March 1, 1998 (the "Contingent Closing Date"), and shall be paid in cash by wire transfer in same day funds, principal amount of
UAM's Note (the "Contingent Note") and Warrant Agreement and Certificate evidencing the right to purchase a number of shares of UAM Common Stock equal to the number produced by dividing the principal amount of the Contingent Note by $45.31 (subject to adjustment in accordance with Section 5 of the Warrant Agreement) (the "Contingent
Warrant") and UAM Common Stock (the Contingent Stock) in pro rata amount based on the relative amounts of such consideration paid at Closing; provided, however, that (i) no
Contingent Payment shall be paid unless all provisions in the Revenue Sharing Agreement requiring certain amounts to be distributed to UAM have been complied with in all material respects (ii) at PIC's option and upon notice to UAM at least thirty days prior to the Contingent Closing Date, the portion of the Contingent Payment that shall be paid in cash may be decreased and the portion of the Contingent Payment that shall be paid in
Contingent Note and Contingent Warrant may be correspondingly increased up to a maximum amount of $10,000,000; and (iii) any Extension Bonus Payment payable by
UAM pursuant to Section 11.10 below shall be charged against the cash portion of the
Contingent Payment.


            (d) The per share price of Contingent Stock to be used in calculating the number of shares of Contingent Stock to be delivered pursuant to this section (the
Contingent Stock Price) shall be the average of the closing price of UAMs Common
Stock for the twenty (20) successive trading days ending on the tenth trading day preceding the Contingent Closing Date (the "Pricing Date") as reported by the New York
Stock Exchange (or other exchange or market on which such stock is quoted), subject to the following. The amount of the Contingent Payment, if any, to be paid in Contingent
Stock pursuant to this section may be paid by UAM in cash by wire transfer in same day funds, at UAMs option, if the Contingent Stock Price is less than the Contingent Stock
Price Lower Limit as defined in the following sentence. For purposes of this section, the
"Contingent Stock Price Lower Limit" shall be the higher of (i) $29.00 per share; and (ii)
80 per cent of the average of the closing price of UAMs Common Stock for the last trading day of each of the fifty-two (52) successive weeks ending with the week immediately preceding the Pricing Date as reported by the New York Stock Exchange (or other exchange or market on which such stock is quoted).

            (e) The Contingent Note shall have the same terms and shall be in the same form as the Note (Exhibit A), except that it shall be due seven years from the date of the Contingent Closing. An additional Subordination Agreement substantially in the form of Exhibit B shall be executed at the time of issuance of the Contingent Note.

            (f) The Contingent Warrant shall have the same terms as provided in
Section 1.2 above, including the exercise price as therein provided; shall be in the same form as the Warrant (Exhibit D); subject to the terms of the Warrant Agreement (Exhibit
C), except that it shall be exercisable at any time up to or on the seventh anniversary date of the Contingent Closing. An additional Warrant Agreement in the form of Exhibit D shall be executed at the time of issuance of the Contingent Warrant.

            (g) An example of Contingent Payment calculations is provided in
Schedule 1.4 hereto.

      1.5 Obligations Assumed by Newco. As further consideration for the sale of the Assets by PIC to UAM and subject to the provisions of Article VIII and Section 9.15 hereof, Newco agrees, upon the terms and subject to the conditions set forth herein, to assume at the Closing all obligations of PIC to perform or provide services after the
Closing Date under the Investment Advisory Contracts and the contracts and other agreements listed on Schedules 3.10A, 3.12 and 3.15, to the extent the same shall exist on the Closing Date (the "Assumed Obligations"). Nothing in this Agreement or any
Related Agreement (as defined herein) shall require UAM or Newco to assume, and
UAM and Newco do not assume, any other liabilities or obligations of PIC to any person or entity.


Article II. The Closing.

      The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m. at the offices of PIC on January 27, 1995, or at such other later time and other place as the parties hereto may mutually agree upon (the "Closing Date").
Notwithstanding the foregoing, if as of such date one or more of the meetings of the shareholders of the Funds contemplated by Section 7.6 below has or have not been held, then PIC shall have the right to defer the Closing to a later reasonable date and time, but in no event shall such date be later than March 15, 1995.


Article III.Representations and Warranties of PIC and the Stockholders.

      As a material inducement to UAM and Newco to enter into and perform this
Agreement, PIC and the Stockholders jointly and severally represent, warrant, covenant and agree that:

      3.1 PIC's Organization and Corporate Authority. PIC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. PIC is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the conduct of its business requires such qualification or license, except for jurisdictions where failure to so qualify or be licensed would not have a material adverse effect on PIC's business.

      3.2 Charter, By-Laws and Minutes. The copies of the Articles of Organization of PIC as certified by the Secretary of State of California; the By-laws of PIC as certified by its Secretary; and the minutes of meetings of its Board of Directors and stockholders (or consents in lieu thereof) furnished to UAM by PIC, are true, correct and complete and conform to the originals thereof.

      3.3 No Violation. Neither the execution and delivery by PIC or the
Stockholders of this Agreement or of any other agreement or instruments required by the provisions of this Agreement (collectively, the "Related Agreements") to which PIC or the Stockholders may be parties, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the Articles of Incorporation or By-laws of PIC, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which PIC or a Stockholder is a party or by which PIC or a Stockholder is bound or to which PIC or a Stockholder is subject, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance or security interest of any nature whatsoever upon any of PIC's property pursuant to the terms of any such agreement or instrument (except as contemplated by this Agreement), assuming that all of the consents contemplated by Section 7.1 have been received and provided that the actions contemplated by Article VII are taken and the provisions of 15 U.S.C. Sec.18(a)
and (b) (the "Hart-Scott-Rodino Act") shall have been complied with pursuant to Section
9.19 hereof. The parties recognize that consummation of the transaction contemplated herein will result in the automatic termination of PIC's investment advisory agreements relating to the Funds described in Section 3.25 and that new agreements may be entered into by Newco in accordance with the procedures established by the Investment Company
Act of 1940 and the regulations promulgated thereunder.

      3.4 The Stockholders. Except as set forth in Schedule 1, the Stockholders own all of the issued and outstanding shares of PIC's capital stock listed next to their respective names in Schedule 1 hereto, free and clear of all agreements, charges, options, liens, security interests, pledges, claims, restrictions and encumbrances of any nature whatsoever. PIC has authorized capital stock consisting of 1,000,000 shares of common stock, $1.00 par value, of which 166,020 shares are validly issued and outstanding, fully paid, non-assessable and entitled to vote. There are outstanding no rights to purchase of any kind affecting any shares of the capital stock of PIC, whether or not outstanding.

      3.5 Financial Statements. The Stockholders and PIC have delivered to UAM audited balance sheets of PIC as at the close of its fiscal years ended December 31, 1991 through December 31, 1993, together with related audited statements of income, stockholders' equity and cash flow for the respective years then ended, certified by or accompanied by a report of independent public accountants, all of which balance sheets and financial statements (including the notes thereto) for such three-year period are collectively called the "Audited Financials" and are attached hereto as Exhibit G.

      The Stockholders and PIC have also delivered to UAM an unaudited balance sheet as of September 30, 1994, together with related statements of income, stockholders' equity and cash flow for the [9]-month period then ended and will deliver to UAM prior to the Closing an unaudited balance sheet as of the end of the second month next preceding the month in which the Closing Date occurs, together with unaudited statements of income, stockholders' equity and cash flow of PIC for the post-December
31, 1994, period then ended, certified by the principal financial and accounting officer of
PIC, all of which balance sheets and financial statements (including the notes thereto) are referred to collectively as the "Unaudited Financials" and are or prior to the Closing will be attached hereto as Exhibit H. The Audited Financials and the Unaudited Financials are hereinafter sometimes collectively referred to as the "Financial Statements."

      The Financial Statements, when delivered in accordance with this Section, will fairly present the financial position and results of operations of PIC on the dates and for the fiscal periods then ended, in accordance with generally accepted accounting principles which, except as may otherwise be noted in the footnotes thereto, have been applied on a basis consistent with prior periods. The Financial Statements reflect or provide for all claims against and all debts and liabilities of PIC, absolute, accrued, contingent or otherwise, as at the dates thereof in accordance with generally accepted accounting principles, except for certain year-end accruals reflected on or omitted from the
Unaudited Financials which are not individually or in the aggregate material.

      Schedule 3.5 hereto lists and will list (as modified as of the Closing Date) all material claims against and all material debts and material liabilities of PIC, absolute, accrued, contingent or otherwise, including all material bonuses payable, or paid since the date of the latest Financial Statements, and taxes due as at the date hereof, and as of the Closing Date.

      PIC has no liability of any nature, contingent or otherwise, which is not fully reflected or reserved against in the Audited Financials for the year ended
December 31, 1993, or in the Unaudited Financials or listed in
Schedule 3.5.

      Attached to Schedule 3.5 is a projected statement of cash flow for the twelve-month period immediately following the Closing Date. Such statement was prepared on a basis consistent with the Financial Statements and was prepared in good faith based on assumption which PIC and the Stockholders consider to be reasonable.

      3.6 No Adverse Change. Since September 30, 1994, (a) there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of PIC; (b) there have been no dividends or other distributions with respect to
PIC's capital stock paid or declared by PIC except as disclosed to UAM in Schedule 8 hereto; (c) PIC has not issued or sold any shares of its capital stock; and (d) the physical properties owned or leased by PIC have not suffered any destruction or damage, regardless of whether or not the loss suffered was insured, that would materially adversely affect PIC's business.

      3.7 Subsidiaries. PIC has no subsidiaries. PIC does not own, directly or indirectly, other than for investment purposes, any of the capital stock of any corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced.

      3.8 Taxes. PIC has filed all federal, state, local and other tax returns which are required to be filed by it and which were due prior to the date of this Agreement and has paid all taxes shown thereon, including without limitation all taxes on properties, income, business and occupation, licenses, sales and payrolls. All federal, state, local and other taxes accruable since the end of the respective periods covered by such returns and up to the date hereof and the Closing Date have or will have been paid or accrued on the books of PIC (other than taxes on so-called built-in gain which will be calculated and paid in accordance with Section 6.2 hereof). The tax returns of PIC for the last five fiscal years up to December 31, 1993 heretofore delivered to UAM are true, accurate and complete in all material respects, and fairly present the information purported to be shown therein, and reflect all material tax liabilities of PIC for the periods covered thereby. The Financial Statements include adequate reserves or liabilities for all accrued and unpaid federal, state and local taxes of PIC, whether or not disputed, for the fiscal year ended December 31, 1993, and the post-December 31, 1993 periods covered thereby and for all fiscal periods prior thereto or arising out of transactions entered into or any state of facts existing on or prior to the dates thereof.

      On March 13, 1989, PIC filed a valid election under Section 1362 of the Internal
Revenue Code ("Code") to be an S corporation governed by the provisions of Subchapter
S of the Code effective January 1, 1989. Such election has not been revoked. PIC, at the time of the filing of the election, and since such filing, has met all of the requirements of Subchapter S of the Code to be eligible for treatment as an S corporation under the
Code.

      No federal income tax returns of PIC filed for any period beginning after
December 31, 1987, have been audited by the Internal Revenue Service, and PIC has granted no power of attorney to any person to represent it before the Internal Revenue
Service. No federal or state tax liabilities have been assessed or proposed which remain unpaid. Neither PIC nor any of the Stockholders is aware of any basis upon which any liability for a material amount of additional taxes could be incurred. No state excise or business and occupation tax returns of PIC filed for any period beginning after December
31, 1987, have been audited, and no state tax liabilities have been assessed or proposed which remain unpaid.

      Present taxes which PIC is required by law to withhold or collect have been withheld or collected and have been paid over to the proper governmental authorities or are properly held by PIC for such payment, and all withholdings, collections or other payments payable in connection therewith as of the dates of the Unaudited Financials, are fully reflected or disclosed in the balance sheets included as a part of the Unaudited
Financials as at such dates and for the periods then ended. All such taxes are and will be so withheld, collected, paid over or held for payment as of the date of this Agreement and the Closing. No waivers of statutes of limitations with respect to any tax returns of PIC nor extensions of time for the assessment of any tax have been given which are now in effect.

      Neither PIC nor the Stockholders have taken or will take any action other than in the ordinary course of business and other than the transactions to occur pursuant to this
Agreement which would create a tax liability of PIC that would become such on or after the Closing Date.

      3.9 Interests of Officers. Except for normal advances for business expenses incurred in the ordinary course of business, no officer, director, or stockholder of PIC nor any affiliate of any of the foregoing parties has any loan or other obligation outstanding to or from PIC or for which PIC is or may be liable under guaranty or otherwise, or has any material interest in any firm, person or entity with which PIC has entered into any contract or lease, or with which PIC does business and which would influence that person in doing business with PIC, other than as disclosed in Schedule 3.9.

      3.10 Property. PIC's assets which consist of real estate or leasehold interests in or options on real estate are listed on Schedule 3.10A, together with all "Encumbrances"
(as hereinafter defined) thereon. PIC has good and marketable title to all real property owned by it, free of all encumbrances other than those identified on Schedule 3.10A.

      Also set forth on Schedule 3.10A is a list of personal property (including without limitation machinery, equipment, furniture and computer software) owned, leased by or under option to PIC with an individual net book value at September 30, 1994 in excess of $10,000 for owned property or with individual annual lease payments in excess of
$10,000 for leased property, together with all "Encumbrances" thereon. Prior to the
Closing, PIC should deliver to UAM a complete Fixed Asset listing for financial reporting purposes. The term "Encumbrances" shall mean all claims, liens, pledges, mortgages, security interests, encumbrances, charges, options, defaults, equities or restrictions or other matters, if any, affecting PIC's title to, ownership of, or lease interest in any of the scheduled property.

      Schedule 3.10A includes a description of the terms of the aforesaid leases and options or, in lieu thereof, copies of such leases and options. All leases listed on
Schedule 3.10A are in good standing and are valid and effective in accordance with their respective terms, and there is not under any such lease any existing default of PIC or event which with notice or lapse of time or both would become a default of PIC. The assignment of such leases pursuant hereto will not constitute a default or event of default of PIC thereunder; provided, however, that the parties acknowledge that the consent of
PIC's landlord under its lease of primary office space [is] required. The Encumbrances set forth in Schedule 3.10A do not singly or in the aggregate materially affect the value of such real or personal property or impair the use thereof in PIC's business as now conducted. All personal property of PIC has been properly maintained and is in good order and repair, ordinary wear and tear excepted and is operable and fit to be used for its intended purposes.

      PIC owns free and clear of all Encumbrances the bonds, debentures, notes, stock and other securities listed on Schedule 3.10B hereto, and none other.

      3.11 Accounts Receivable. The accounts receivable reflected in the Unaudited
Financials of September 30, 1994 arose in the ordinary course of business and have been collected in full or are fully collectible or, if not fully collectible, have been written off or have had adequate reserves established therefor. Set forth on
Schedule 3.11 hereto is a
list of all accounts receivable of PIC which were billed as of September 30, 1994, showing the name of each debtor and the amount due on each account, and indicating any amount past-due on each account and any write-off or reserve against each such account.
Such accounts receivable are likewise fully collectible, unless otherwise indicated.
Schedule 3.11 shall be supplemented at the Closing to reflect accounts receivable as of the Closing Date. Except as disclosed on Schedule 3.11 hereto, no agreements have been in effect since January 1, 1994 or are now proposed which would require any delay in payment of any fees payable under the Investment Advisory Contracts.

      3.12 Insurance. Each insurance policy which is maintained by PIC with respect to its business or properties or upon the life of any person employed by PIC is set forth on Schedule 3.12 hereto showing the amount of coverage under each such policy, other than life insurance policies owned by employees for which PIC pays the premiums. The listed policies are reasonably adequate to protect the insured properties against the insured risks, at current replacement values, subject to reasonable deductibles, and the risks insured against are normal for the industry. All such policies are assignable, except as set forth on Schedule 3.12.

      3.13 Names, Franchises, Permits, Etc. To its best knowledge, PIC has the right to use its name in every state in which it now does business. Except as noted on
Schedule 3.13 hereto, PIC has no franchises, permits, licenses, trademarks, trade names, patents, patent applications, copyrights, trade secrets, computer software, formula, designs or inventions and none of the same are necessary to conduct its business as now operated without infringing on the rights of any other person.
To the best  knowledge of
the Stockholders and PIC, PIC has not infringed or violated in any way any trademark, trade name, copyright, trade secret rights or contractual relationships of others, and has not received any notice, claim or protest respecting any such violations or infringement.
PIC has not given any indemnification to any person for any such violations or infringements.

      3.14 Investment Advisory Contracts. The Original Schedule 1.3A is true, complete and accurate and has been prepared as described in
Section 1.3(a) above.  As of
the Closing Date, the Revised Schedule 1.3A shall be true, complete and accurate and prepared in accordance with Section 1.3(c) above. Each client listed on the Original and
Revised Schedule 1.3A is being or will be as of the date thereof served by PIC in accordance with the information in such Schedule, and PIC has no knowledge of any prospective termination by any such client of its Investment Advisory Contract or withdrawal of assets from management by PIC except as set forth therein. True, correct and complete copies of all Investment Advisory Contracts have been provided or made available to UAM. Schedule 1.3A separately identifies each Investment Advisory
Contract which in any material respect by its terms provides any client with the most favorable provisions offered to any other client of PIC (any "most favored nation provisions") or which provides for any contingently returnable fees. Each of the
Investment Advisory Contracts to which PIC is a party is a legal, valid and binding obligation of PIC and, to the knowledge of PIC, each of the other parties thereto enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief (the
"Remedies Exception"). PIC is not in breach, violation or default under any such agreement. PIC has no arrangements or understandings relating to PIC's rendering of investment advisory services to anyone which are not disclosed on the Original and
Revised Schedule 1.3A.

      PIC has heretofore delivered to UAM a listing as of September 30, 1994 of all persons holding Wrap Accounts with Wrap Sponsors and managed by PIC identifying each such person's assets under management by PIC, and the nature of the advisory services provided by PIC. At the Closing, PIC shall deliver a revised listing of all such information prepared as of the third to last business day before the Closing

      3.15 Other Contracts. All contracts (other than Investment Advisory Contracts) to which PIC is a party or by which PIC is bound and which are material to PIC's business and are not identified on any other Schedule hereto, and all confidentiality agreements obtained from parties other than UAM are listed on
Schedule 3.15 hereto.
PIC is not obligated under any contract or agreement which materially and adversely affects its business, properties, prospects, assets or condition, financial or otherwise.

      Except as listed on Schedule 3.15, PIC is not a party to any loan agreement or bank credit agreement.

      PIC has given no power of attorney to any person or entity which is presently outstanding or in force for any purpose whatsoever except as listed on Schedule 3.15.

      PIC is not in default under (nor is PIC or any of the Stockholders aware of any fact or event which with the lapse of time or the giving of notice or both would constitute a default under) any contract made or obligation owed by it which would result in a liability that would materially adversely affect the business of PIC.

      3.16  Certain Salaried Employees.  Set forth on Schedule
3.16 attached hereto is
a list of all present employees of PIC who each were paid in fiscal year 1993 or are currently being paid on an annualized basis a salary equal to or greater than $60,000.
Also set forth on Schedule 3.16 with respect to each such employee is the following information: (a) the aggregate amount paid as salary in fiscal year 1993; (b) the amount of salary currently being paid on an annualized basis; (c) the nature (e.g., cash bonus) and amount of all aggregate direct and indirect remuneration other than salary paid during fiscal year 1993; (d) the nature and amount of all aggregate direct remuneration proposed to be paid during fiscal year 1994; and (e) a list of any employment agreements between PIC and such employee. True, correct and complete copies of all employment agreements listed on Schedule 3.16 have been provided to UAM.

      3.17  Bank Accounts and Money Market Funds.  Set forth on
Schedule 3.17 hereto is the name and location of each bank and money market fund in which PIC has an account or accounts or safe deposit boxes, the name and number of each account or box, the names of persons authorized to draw thereon or having access thereto, and the balance of each account and the contents of each box as of the date indicated thereon. Such Schedule shall be up-dated as of the Closing Date.

      3.18 Litigation. There are no actions, suits, proceedings or investigations of any kind pending, or, to the knowledge of PIC or any of the
Stockholders, threatened before any court, commission, agency or other administrative authority against PIC or any of its stockholders or directors, or its businesses or properties, and PIC is not the subject of any order or decree.

      3.19 Finder's Fee. Neither PIC nor any Stockholder has incurred any obligation of any kind whatsoever to any party for a finder's fee in connection with the transactions contemplated by this Agreement other than an obligation to Goldman Sachs & Co. for which PIC will be solely liable.

      3.20 Employee Benefit Plans. Schedule 3.20 attached hereto lists all deferred compensation, pension, profit sharing and retirement plans, and all material bonus and other employee benefit or fringe benefit plans maintained by
PIC or with respect to which contributions are made by PIC (including health, life insurance and other benefit plans maintained for retirees). Said plans, including but not limited to all plans or programs that constitute "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), are sometimes collectively referred to in this section as "Benefit Plans." True and complete copies of all
Benefit Plans, including any insurance contracts under which benefits are provided, as currently in effect have been provided to UAM. UAM has also been provided with a true and complete copy of the summary plan description, if any was required by ERISA to be prepared and distributed to participants, for each Benefit Plan. Except as set forth in Schedule 3.20:

            (a) PIC has fulfilled its obligations to the extent applicable under the minimum funding requirements of Section 302 of ERISA and
Section 412 of
the Internal Revenue Code of 1986, as amended (the "Code"), with respect to each Benefit Plan. PIC has made all payments to all Benefit Plans as required by the terms of each such plan and any applicable collective bargaining agreements and in accordance, if applicable, with the actuarial and funding assumptions in effect as for the most recent actuarial valuation of such plans and the quarterly contribution requirements of Section 302(e) of ERISA and
Section 412(m) of the Code. No lien exists on any of PIC's assets pursuant to
Section 302(f) of ERISA or Section 412(n) of the Code. A copy of the most recent actuarial valuation and report for each defined benefit pension plan has been provided to UAM. Except as disclosed on Schedule 3.20, PIC has funded or will fund each Benefit Plan in accordance with its terms through the Closing, including the payment of applicable premiums on any insurance contract funding a Benefit Plan for coverage provided through the Closing.

            (b) Each Benefit Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, including but not limited to the satisfaction of all applicable reporting and disclosure requirements under ERISA and the Code. PIC has filed or caused to be filed with the Internal Revenue Service annual reports on Form 5500 or 5500C and
5500R, if applicable, for each Benefit Plan for all years and periods for which such reports were required, and such reports for the past five years have been provided to UAM.

            (c)   No "prohibited transaction," as defined in
Section 406 of
ERISA and Section 4975 of the Code, has occurred in respect of any Benefit
Plan which could give rise to any liability or tax under ERISA or the Code on the part of PIC, and no civil or criminal action brought pursuant to part 5 of
Title I of ERISA is pending or is threatened in writing or orally against any fiduciary of any such plan, other than claims for benefits in the normal course.

            (d) The Internal Revenue Service has issued a letter for each employee pension benefit plan (as defined in Section 3(2) of ERISA) determining that such plan is a qualified plan under Section 401(a) of the Code and is exempt from Federal income tax under Section 501(a) of the Code, and, to the best knowledge of PIC, there has been no occurrence since the date of any such determination letter which has adversely affected such qualification.

            (e) The assets of each Benefit Plan that is subject to Title IV of
ERISA will, as of the Closing, be sufficient to pay all "benefit liabilities" as defined in Section 4001(a)(16) of ERISA. There shall not be as of the Closing any outstanding unpaid minimum funding waiver within the meaning of
Section 412(d) of the Code.

            (f) There has not been any (1) termination or partial termination of any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by PIC (or by any person, firm or corporation which is or was under common control within the meaning of Section 4001(c) of ERISA, with
PIC (hereinafter called "an Affiliate") during the period of such common control, at a time when Section 4021 of ERISA applied to such plan), (2)
commencement of any proceeding to terminate any such plan pursuant to
ERISA, or otherwise, or (3) written notice given to PIC or any Affiliate of the intention to commence or seek the commencement of any such proceeding, which (under (1)) resulted or (under (2) or (3)) would result in any insufficiency of plan assets necessary to satisfy benefits guaranteed under
Section 4022 of ERISA or benefits vested under the plan. Any termination of any employee pension benefit plan has been disclosed in Schedule
3.20 attached
hereto and was accomplished in accordance with the requirements of ERISA
(including ERISA Section 4041, if applicable) and the Code and all applicable regulations in effect under ERISA and the Code in effect at the time the termination occurred. No "Reportable Event" as defined in
Section 4043 of
ERISA (excluding "Reportable Events" for which the 30-day notice requirement is waived) has occurred with respect to any pension benefit plan and neither
PIC nor any of its Affiliates has any liability to the Pension
Benefit Guaranty
Corporation with respect to or arising from the maintenance of any such plan.

            (g) Except as disclosed on Schedule 3.20, neither PIC nor any of its Affiliates is a party to any pension plan that is a "multi-employer plan" within the meaning of Section 4001(a)(3) of ERISA. Neither PIC nor any of its
Affiliates currently has any liability to make any withdrawal liability payment to any multi-employer plan. Neither PIC nor any of its Affiliates is delinquent in making any contributions required to be paid to any multi-employer plan.
There is no pending dispute between PIC or any of its Affiliates and any multi-employer plan concerning payment of contributions or payment of withdrawal liability payments.

            (h)   Each Benefit Plan that provides medical
benefits has been
operated in compliance with all requirements of Sections 601 through 609 of
ERISA and Section 4980B of the Code and regulations thereunder, relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease.

            (i) Schedule 3.20 discloses, and separately indicates, each plan, fund or program maintained by PIC that provides post retirement medical benefits, post retirement death benefits or other post retirement welfare benefits. A copy of any written description of post retirement welfare benefits that has been provided to employees has been furnished to UAM. A copy of each plan document, insurance contract or other written instrument providing for post retirement welfare benefits has been provided to UAM, together with a description of any advance funding arrangement that has been established to fund post retirement welfare benefits.

      3.21 Disclosure. The representations and warranties made by PIC and each of the Stockholders in this Agreement and any of their respective statements made in any of the Exhibits or Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any such representation, warranty or statement, in the light of the circumstances under which it was made, not misleading.
There is no fact
or condition particularly related to the business of PIC which is known to PIC and no Stockholder is aware of any fact or condition particularly related to the business of PIC which any of them reasonably believes might materially adversely affect the business, property, condition (financial or otherwise), or results of operations of PIC and which has not been set forth in this Agreement or in an Exhibit or Schedule hereto, except general economic and securities market conditions.

      3.22 Approvals. No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by PIC and the Stockholders of this
Agreement and the Related Agreements, other than as contemplated by Article
VII and Sections 3.25 and 9.19 hereof.

      3.23 PIC's Authority. PIC has full right, power and authority to execute, deliver and perform this Agreement and the Related Agreements to which it is a party, all proper corporate actions of PIC's Board of Directors and
Stockholders authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by PIC and constitutes, and the Related Agreements to which it will be a party when executed and delivered, will be duly executed and delivered and will constitute, valid and legally binding obligations of PIC enforceable in accordance with their respective terms, subject to the Remedies Exception.
There are pending no proceedings or actions to dissolve PIC.

      3.24 Stockholders' Authority. The Stockholders have full right, power and authority to execute, deliver and perform this Agreement and each Related
Agreement to which they are parties. This Agreement has been duly executed and delivered by the Stockholders and constitutes, and each Related Agreement to which they will be parties when executed and delivered will be duly executed and delivered and,, will constitute, the valid and legally binding obligation of each of them, enforceable in accordance with their respective terms, subject to the Remedies Exception.

      3.25 Government Regulation. PIC is and has been since 1976 duly registered as an investment adviser under the Investment Advisers Act of 1940.
PIC is registered as an investment adviser in the states referenced in item 7,
Part I of its current Form ADV, and is in compliance with all state laws requiring registration, licensing or qualification as an investment adviser. Each such federal and state registration is in full force and effect. PIC has delivered to UAM a true and complete copy of its Form ADV, as amended to date, filed by PIC with the Securities and Exchange Commission; copies of all state registration forms, likewise as amended to date; and copies of all current reports required to be kept by PIC pursuant to the Investment Advisers Act of
1940 and rules promulgated thereunder, and required pursuant to applicable state statutes. The information contained in such forms and reports was true and complete at the time of filing in all material respects. PIC has filed all amendments required to be filed to its Form ADV and state registration forms under federal and state law. Except as set forth on Schedule 3.25, PIC has filed all reports required to be filed by it under the Securities Exchange Act of
1934 (including Sections 13(d), (g) and (f) thereof) and rules promulgated thereunder. Schedule 3.25 identifies the examination and/or certification qualifications of each of PIC's adviser representatives.

      PIC is not an "investment company," within the meaning of the
Investment Company Act of 1940, which is required to be registered under that
Act in order to engage in the transactions described in Section 7 of that Act.
PIC is not a "broker" or "dealer" within the meaning of the Securities
Exchange Act of 1934. Copies of all inspection reports or similar documents furnished to PIC by the Securities and Exchange Commission or state regulatory authorities since January 1, 1989 are listed on
Schedule 3.25 and
have been provided to UAM. PIC is not required to disclose any information to clients under SEC Rule 206(4)-4 promulgated under the Investment Advisers
Act of 1940.

      Except with respect to the entities listed on Schedule 3.25 hereto (each a
"Fund" and collectively the "Funds"), PIC does not act as
investment adviser or
subadviser to any "investment company," as defined in the
Investment
Company Act of 1940, which is registered under such Act.  PIC has a written
investment advisory agreement with each Fund pursuant to which
PIC serves as
investment adviser to each Fund, and has delivered to UAM true and complete
copies of such agreements.  Each of such agreements is in full force and effect,
PIC is not in default thereunder and, to the best knowledge of
PIC, no Fund
that is a party thereto is in default thereunder.   The
investment advisory
agreement relating to each Fund will terminate upon the consummation of the transaction contemplated by this Agreement, and new agreements may be entered into by Newco in accordance with the procedures established by the
Investment Company Act of 1940 and the regulations promulgated thereunder.

      Neither PIC nor any Stockholder nor any other "interested person" of
PIC, as such term is defined in the Investment Company Act of 1940, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of any of the Funds, other than bona fide ordinary compensation as principal underwriter for the Funds or (ii) from the Funds or its security holders for other than bona fide investment advisory services, or other services.

      3.26 Code of Ethics. PIC has adopted a formal code of ethics, a true, complete and accurate copy of which has been provided to UAM. Its policies with respect to avoiding conflicts of interest are as set forth in its Form ADV, as amended, which has been delivered to UAM. There have been no instances of non-compliance with such policies since November 1, 1992, except as listed on Schedule 3.26.

      3.27 No Practices in Violation of Law. Neither PIC nor any
Stockholder has engaged in or is now engaging in any act, conspiracy or course of conduct in violation of any applicable federal or state law which would result in a materially adverse change in the financial condition, results of operation, assets, liabilities or business of PIC, and has not received any notice, claim or protest that it is now or has heretofore been so engaged.

      3.28  Employees' Health.  Each employee of PIC listed on
Schedule 3.28
is in good health. Prior to the execution of this Agreement, each such employee has delivered to UAM a letter from a licensed physician familiar with such person's health indicating that such person is in good health, which letters are included in Schedule 3.28.

      3.29 Fee Schedule. PIC's fee schedules in effect as of September 30,
1994 are in full force and effect, and have not been unilateraly amended by
PIC since January 1, 1990.

      3.30 Investment Representations. PIC and the Stockholders understand that as of the date when the Note and Warrant are issued to PIC, such securities will not have been registered under the Securities Act of 1933, and the rules and regulations thereunder (the "Securities Act"), or qualified under any applicable state securities laws, on the ground that the transfer of such securities to PIC is exempt from the registration and prospectus delivery requirements of the Securities Act and from qualification under any applicable state securities laws, and that such exemptions are based in part on the representations and warranties made herein.

      PIC is acquiring the Note and Warrant for its own account and not for that of any other persons, and without a view to or in connection with any distribution thereof which is proscribed by the Securities Act or any rule or regulation thereunder or in violation of any applicable state securities laws.

      PIC and the Stockholders shall not offer, sell or otherwise dispose of the
Note and Warrant except to the Stockholders upon the liquidation of PIC or in conformity with Rule 144 of the Securities and Exchange Commission or pursuant to a registration statement under the Securities Act and qualification under applicable state securities laws or pursuant to an opinion of counsel reasonably satisfactory to UAM that such registration and qualification is not required. PIC and the Stockholders acknowledge and agree that the Note and
Warrant shall be endorsed with the legends set forth in Exhibits
A and D
hereto.

      UAM may require as a condition precedent to any proposed offer, sale, transfer, pledge, hypothecation or other disposition of the Note and Warrant by
PIC other than in conformity with Rule 144 of the Securities and Exchange
Commission or pursuant to a registration statement under the Securities Act that the proposed transferee first sign, seal and deliver to UAM an investment agreement with respect to the securities to be offered, sold, transferred, pledged, hypothecated or otherwise disposed of containing substantially the agreements, representations and Warranties set forth in this
Section 3.30.

      PIC and the Stockholders acknowledge receipt from UAM of its Annual
Report to Stockholders for the fiscal year ended December 31, 1993; its proxy statement in connection with its annual meeting of May 19, 1994; and its
Quarterly Reports on Form 10-Q for the fiscal quarters ended
March 31, 1994
and June 30, 1994. PIC and the Stockholders represent to UAM (i) that they have reviewed such reports and statements; (ii) that they have been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Note and Warrant hereby and to obtain any additional information that UAM possesses or can acquire without unreasonable effort or expense that is necessary to verify any of the information contained in any such reports and statements; and (iii) that they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in UAM.


Article IV. Representations of UAM and Newco.

      As a material inducement to PIC and the Stockholders to enter into and perform this Agreement, UAM and Newco represent, warrant, covenant and agree, that:

      4.1 Organization of UAM and Newco and Corporate Authority. UAM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Newco is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of
Massachusetts with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Newco has been formed for the purpose of the transaction described herein and prior to the Closing will not engage in business as an investment adviser, or any other business other than in contemplation of the transactions set forth herein. Newco is duly qualified to do business as a foreign corporation under the laws of each jurisdiction in which the conduct of its business requires such qualification or license, except for jurisdictions where failure to so qualify or be licensed would not have a material adverse effect on the business to be conducted by it pursuant hereto subsequent to the Closing Date.

      4.2 No Violation. Neither the execution and delivery by UAM or
Newco of this Agreement or of any of the Related Agreements to which UAM or Newco may be parties, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the
Certificate or Articles of Incorporation or By-laws of UAM or Newco, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority or of any agreement or instrument to which UAM or Newco is a party or by which UAM or Newco is bound or to which UAM or Newco is subject, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance or security interest of any nature whatsoever upon any of UAM's or Newco's assets pursuant to the terms of any such agreement or instrument (except for a security interest of UAM's lending banks in the stock of Newco), provided that the actions contemplated by Article VII hereof are taken and the consents and approvals described in Section 4.9 are obtained.

      4.3 Finder's Fee. Neither UAM or Newco has incurred any obligation of any kind whatsoever to any party for a finder's fee in connection with the transactions contemplated by this Agreement.

      4.4 Charter, By-laws and Resolutions. The copies of the respective
Certificate or Articles of Incorporation of UAM and Newco certified by the respective Secretaries of State; of the By-laws of UAM and Newco as certified by their respective Secretaries; and of resolutions of UAM's and Newco's respective Boards of Directors relating to the transactions contemplated by this
Agreement, furnished by UAM and Newco to PIC and the Stockholders, are true, correct and complete copies thereof.

      4.5 Financial Statements of UAM. UAM has delivered to the
Stockholders an audited, consolidated balance sheet of UAM as at December
31, 1993, together with a related audited, consolidated statement of income, stockholders' equity and cash flow for the year then ended, certified by, or accompanied by a report of, independent public accountants, which balance sheet and financial statements (including the notes thereto) for such period are collectively called the "UAM Audited Financials" and are attached hereto as
Exhibit I.

      UAM has also delivered to the Stockholders an unaudited, condensed, consolidated balance sheet as of September 30, 1994, together with an unaudited, condensed, consolidated statement of income and cash flow for the six-month period then ended, which balance sheet and financial statements
(including the notes thereto) are referred to collectively as the "UAM Unaudited
Financials " and are attached hereto as Exhibit J. The UAM Audited Financials and the UAM Unaudited Financials are hereinafter sometimes collectively referred to as the "UAM Financial Statements."

      The UAM Financial Statements fairly present the financial position and results of operations of UAM on the dates and for the fiscal periods then ended, in accordance with generally accepted accounting principles which, except as may otherwise be noted in the footnotes thereto, have been applied on a basis consistent with prior periods.

      4.6 Litigation. Except as may be disclosed in the UAM reports and statements referred to in Section 3.30 above, there are no material actions, suits, proceedings or investigations of any kind pending or, to the knowledge of its responsible officers, threatened against UAM before any court, commission, agency or administrative authority.

      4.7 Disclosure. The representations and warranties made by UAM and
Newco in this Agreement and any statements made by them in any of the
Exhibits or Schedules hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such representation, warranty or statement, in light of the circumstances under which they were made, not misleading. There is no fact or condition particularly related to the business of UAM which is known to UAM and which UAM reasonably believes might adversely affect in a material fashion the business, property, condition (financial or otherwise) or results of operations of UAM and which has not been set forth in this Agreement or an Exhibit or Schedule hereto or disclosed in the UAM reports or statements referred to in
Section 3.30 above.

      4.8 UAM's and Newco's Authority. UAM and Newco have full right, power and authority to execute, deliver and perform this Agreement and the
Related Agreements to which they may be parties, all proper corporate actions authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by UAM and Newco and constitutes, and the Related Agreements to which they may be parties will be duly executed and delivered and, when executed and delivered, will constitute, valid and legally binding obligations of UAM and Newco, enforceable in accordance with their respective terms, subject to the Remedies
Exception.

      4.9 Approvals. No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority and no approval or consent by any other person or entity is required in connection with the execution, delivery or performance by UAM and Newco of this Agreement and the Related Agreements, other than as contemplated by Article VII and
Sections 9.19 and 9.20 hereof.

      4.10  Capitalization of UAM and Newco.  UAM has duly
authorized
50,000,000 shares of Common Stock, $.01 par value, of which
28,283,082
shares were issued and outstanding and 11,808,146 shares were reserved for issuance on exercise of outstanding warrants or options or upon conversion of outstanding convertible notes, or otherwise, as of November 1, 1994. UAM also has authorized 5,000,000 shares of Preferred Stock, $1.00 par value, none of which is outstanding. All of the presently outstanding shares of capital stock of UAM are validly issued, fully paid and nonassessable. Newco has authorized 100 shares of Common Stock, no par value, of which 100 shares are outstanding and are owned of record by United Asset Management Holdings,
Inc., a wholly owned subsidiary of UAM.

      4.11 Authorization of Note and Warrant. The Note and the Warrant and the Contingent Note and the Contingent Warrant have been duly authorized by all necessary corporate action of UAM and, when issued, sold and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of UAM enforceable in accordance with their respective terms, subject to the Remedies Exception.

      4.12  Reservations of Common Stock.  The shares of UAM
Common
Stock issuable upon exercise of the Warrant and the Contingent Warrant have been duly reserved for issuance upon such exercise and, when issued, will be validly authorized, issued and outstanding, fully paid and nonassessable.

      4.13 Authorization of Common Stock. The issuance of shares of UAM
Common Stock under the terms hereof has been duly authorized by all necessary corporate action and, when issued as contemplated by this Agreement and the Warrant Agreement, such shares, will be validly issued, fully paid and nonassessable.

      4.14 No Adverse Change. Since September 30, 1994, (a) there has been no material adverse change in the financial condition, results of operations, assets, liabilities or business of UAM and (b) there have been no dividends or other distributions with respect to UAM's capital stock paid or declared by UAM, except for UAM's normal quarterly dividend.

      4.15 SEC Reports. UAM has previously furnished PIC with true and complete copies of each registration statement and proxy statement filed since January 1, 1994 by
UAM with the Securities and Exchange Commission (the "Commission"), and the following reports filed by UAM with the Commission: UAM's Annual Reports on Form
10-K for each of the years ended December 31, 1993, 1992, 1991 and 1990 and all
Quarterly Reports on Form 10-Q and all Current Reports on Form
8-K filed after
December 31, 1993. The financial statements and schedules of UAM contained in said reports (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted therein, and fairly present the information purported to be shown therein. Each registration statement, proxy statement, and Annual Report on Form 10-K filed subsequent to December 31,
1990 and Quarterly Reports on Form 10-Q and all Current Reports on Form 8-K filed subsequent to December 31, 1993 did not, on the date of effectiveness in the case of such registration statements, on the date of mailing in the case of such proxy statements, and on the date of filing in the case of such reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary of UAM has issued a class of securities which is required to be registered under the Securities Exchange Act of 1934.

Article V.  Indemnification.

      5.1 Indemnification by the Stockholders and PIC. Subject to all of the limitations and provisions of this Article V, the Stockholders and PIC jointly and severally agree to indemnify defend with counsel reasonably satisfactory to UAM, and save and hold UAM and Newco harmless from and against, and compensate them for, any and all demands, claims, actions, causes of action, assessments, damages, liabilities, losses, diminution in value, expenses, fees, judgments or deficiencies of any nature whatsoever (including, without limitation, any unpaid taxes due from PIC and reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding including those incurred in connection with the enforcement of this Agreement or any
Related Agreement) received, incurred or sustained by them, which shall arise out of or result from: any breach of any representation, warranty or covenant of PIC or the
Stockholders (including without limitation those set forth in Article III hereof) hereunder or under any Schedule, Exhibit or Related Agreement; any violation of the bulk sales law of the State of California; any non-fulfillment of any covenant or obligation of PIC or the Stockholders under this Agreement or any Schedule or Exhibit hereto or any failure by PIC to pay or perform when due any liability or obligation of PIC not expressly assumed by Newco pursuant hereto.

      5.2 Indemnification by UAM. Subject to all of the limitations and provisions of this Article V, UAM agrees to indemnify, defend with counsel reasonably satisfactory to the Stockholders and PIC, and save and hold the Stockholders and PIC harmless from and against, and compensate them for, any and all demands, claims, actions, causes of action, assessments, damages, liabilities, losses, diminution in value, expenses, fees, judgments or deficiencies of any nature whatsoever (including, without limitation, any reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding including those incurred in connection with the enforcement of this Agreement or any
Related Agreement) received, incurred or sustained by them, which shall arise out of or result from: any breach of any representation, warranty or covenant of UAM or Newco
(including without limitation those set forth in Article IV hereof) hereunder or under any
Schedule, Exhibit or Related Agreement; or any non-fulfillment of any covenant or obligation of UAM or Newco under this Agreement or any Schedule or Exhibit hereto.

      5.3 Survival of Representations and Warranties. The representations and warranties set forth in this Agreement and referred to in Sections 5.1 and 5.2 above shall survive the Closing for two years (except that the representations and warranties of the
Stockholders set forth in Sections 3.8 (Taxes), 3.20 (Employee Benefit Plans), 4.11
(Authorization of Note and Warrant), 4.12 (Reservations of Common
Stock), and 4.13
(Authorization of Common Stock) of this Agreement shall survive the Closing for [seven] years) notwithstanding the establishment of a shorter period by any applicable statute of limitations, the provisions of which are hereby waived, provided that liability with respect to any representation or warranty as to which a claim is made within such two-year and seven-year periods, as applicable, shall continue until finally determined and paid.

      Each claim for indemnification pursuant to this Article V shall be made in writing and shall set forth specifically the facts claimed to give rise to indemnification and the representations, warranties, covenants or agreements claimed to be false or to have not been fulfilled, and the damages claimed as a result thereof.

      5.4 Limitation on Liabilities of PIC and the Stockholders. The following limitations shall apply to any claim against PIC, a Stockholder or Stockholders which shall arise out of or result from any breach of any representation or warranty (including without limitation those set forth in Article III hereof) hereunder:

      (a) any claim for a breach of representation or warranty under Sections 3.4,
3.24 or 3.28 hereof shall be the sole responsibility of the Stockholder responsible for such breach;

      (b) any other claim for a breach of representation or warranty under any
Section other than Sections 3.4, 3.24 or 3.28 hereof shall be a claim against all the
Stockholders as a group, but each Stockholders liability therefore shall be limited to a pro rata portion of the total liability, based on his or her percentage ownership of PIC shares at this date;

      (c) a Stockholder's aggregate liability for a breach of representations or warranties hereunder shall in no event exceed such Stockholder's pro rata portion of the
Purchase Price based on his percentage ownership of PIC shares at this date;

      (d) PIC and the Stockholders shall not be required to indemnify UAM or
Newco hereunder with respect to any claims for a breach of representation or warranty under any Section hereof until the amount of such claims exceed $500,000, in which event UAM and Newco shall be entitled to indemnification with respect to the full amount of such claims above such limitation.

      5.5 Third-Party Claims. Should any claim be made or suit or proceeding be instituted against a party entitled to indemnification hereunder (an "Indemnified Party") which, if valid or prosecuted successfully, would be a matter for which they are entitled to be defended, saved harmless or indemnified under this Agreement (a "Third-Party
Claim"), the Indemnified Party shall notify parties responsible for such indemnification hereunder (the "Indemnifying Parties") in writing concerning the same promptly after the assertion or commencement thereof.

      The Indemnifying Parties shall control the defense of any Third-Party Claim against the Indemnified Parties and the Indemnifying Parties shall use their best efforts to defeat or minimize any loss resulting from such Third-Party Claim. The Indemnifying
Parties shall provide the Indemnified Parties with such information and opportunity for consultation as may reasonably be requested by the Indemnified Parties, and either the
Indemnified Parties or any of them shall be entitled to participate in the defense of a Third-Party Claim and to engage counsel at their own expense for such purpose. The
Indemnifying Parties shall have the right to settle Third-Party
Claims against the
Indemnified Parties on terms which are judged reasonable by the Indemnifying Parties and such settlements shall be binding upon the Indemnified Parties and the Indemnifying
Parties for purposes of indemnification under this Agreement, provided that the
Indemnified Parties have been held harmless against or indemnified for amounts agreed to be paid or amounts paid in such settlement. The Indemnified Parties shall in any event render all such assistance as the Indemnifying Parties shall reasonably request in the defense of any Third-Party Claim. All costs and expenses incurred by the Indemnifying
Parties and the Indemnified Parties in connection with the defense of a Third-Party Claim shall upon demand be paid by the Indemnifying Parties.

      5.6 Set-Off. Any amount or amounts owing from the Stockholders or PIC to the Indemnified Parties under this Article V, other than as a result of a Third-Party Claim or other loss requiring the payment of money, shall be paid to UAM by set-off against any amounts owing to the Stockholders or PIC under the Note, to the extent such amounts are sufficient, and the balance of such amounts owing and any other amount or amounts owing from the Stockholders or PIC to the Indemnified Parties under this Article
V may be paid to UAM, at UAM's option, by set-off against any amounts owing to the
Stockholders or PIC under this Agreement and the Related Agreements, to the extent such amounts are sufficient, in all cases without prejudice to UAM's or Newco's right to pursue any other remedies at law or in equity in the event such amounts are insufficient, and without prejudice to the rights of any such Stockholder to contribution from or indemnification by any other Stockholder.

      5.7 Exclusivity. The parties hereto agree that, following the Closing, with respect to any breach of any representation or warranty (including without limitation those set forth in Articles III and IV hereof) hereunder, the only relief and remedy available to UAM or Newco or the Stockholders of PIC, as the case may be, in respect of said breach shall be (a) damages, but only to the extent properly claimable hereunder and as limited pursuant to this Article V or otherwise hereunder;
(b) specific performance
if a court of competent jurisdiction in its discretion grants the same; or (c) injunctive or declaratory relief if a court of competent jurisdiction in its discretion grants the same.

Article VI. Tax Matters.

      The parties agree that from and after the date hereof:

      6.1 Tax Returns. The parties hereto shall cooperate with one another to prepare and file all requisite federal, state and local tax returns disclosing the consummation of the transactions contemplated hereunder in a consistent manner and as a taxable transaction under the Code. PIC shall prepare and file, on or before the due date or any extension thereof, all required federal, state, and local tax returns with respect to
PIC's operations for the taxable year in which the Closing occurs and with respect to the sale of the Assets (and the Stockholders shall properly report on their personal tax returns their share of income or loss attributable to them from the operations of PIC).

      6.2 Taxes on Sale. All transfer, excise, income or other taxes payable by PIC or the Stockholders by reason of the purchase and sale of the Assets hereunder (including without limitation any taxes on so-called built-in gain) shall be paid by PIC or the Stockholders.

      6.3 Allocation of Purchase Price Among Assets. The Purchase Price shall be allocated by UAM in consultation with PIC among the assets of PIC acquired hereunder in accordance with the relative fair market values and pursuant to Section 1060 of the
Code and the regulations thereunder. For purposes of such allocation, the fair market values of the such assets, including the Investment Advisory Contracts, shall be determined by UAM in consultation with PIC, using an independent appraiser selected by
UAM as and to the extent deemed necessary by UAM, at UAM's sole expense, beginning as soon as practicable after the date hereof. PIC shall cooperate fully with such appraisal. The parties hereto shall furnish such information to the Internal Revenue
Service with respect to allocation of the Purchase Price payable hereunder as may be required by Section 1060 of the Code and regulations promulgated thereunder. UAM and
PIC shall furnish each other with a copy of the information it proposes to submit to the
Internal Revenue Service at least 30 days prior to the due date for filing such material and the parties shall furnish information consistent therewith to the Internal Revenue
Service in connection with the filing of their 1995 federal income tax return.

Article VII.Pre-Closing Covenants.

      7.1 Procedure for Obtaining Clients' Consents. Following the execution and delivery of this Agreement and prior to the Closing, and thereafter as necessary, the parties hereto shall cooperate with one another to obtain the execution of a Client's
Consent substantially in the form of Exhibit K, relating to the consent of the advisees
(other than the Wrap Accounts and the Funds described in Section 3.25) under all of
PIC's Investment Advisory Contracts to the assignment of such contracts pursuant hereto.
In connection with the obtaining of such Clients' Consents, the parties shall cooperate with one another to make full and complete disclosure of all facts material to the giving of such Consents.

      Subject to the provisions of Section 7.2, below, within five business days after the date hereof, PIC shall notify all of its clients as of such date of the transaction contemplated by this Agreement, shall send all of such clients Clients' Consents, and shall contact personally (by telephone or face-to-face) at least one of the "Managers", as hereafter defined, of each of such clients for the purpose of procuring the execution by such clients of Clients' Consents. PIC shall use its best efforts to procure such execution in due course. The term "Managers" as used herein shall mean persons who have or share the power to decide on behalf of a client whether to execute a Client's Consent, such as trustees of a trust which is a client, or appropriate officers or directors of a corporation which is a client. At least two weeks prior to the Closing, PIC shall contact personally (by telephone or face-to-face) a "Manager" (as defined above) of each client which has not yet returned an executed Client's Consent to inquire as to such client's intentions. PIC shall deliver to UAM prior to the Closing copies of all executed Client's
Consents and make available for inspection the originals of such Consents at or prior to the Closing.

      Promptly following the execution and delivery of this Agreement, PIC shall contact each Wrap Sponsor and establish, subject to UAM's approval, appropriate procedures to notify persons holding Wrap Accounts managed by PIC and their brokers of the transaction contemplated hereby and to obtain appropriate consents from such account holders. The initial notifications to such brokers and account holders and the related consent requests shall be sent no later than five weeks prior to the Closing. PIC shall obtain copies of all written responses to such notifications and a written report describing all oral responses to such notifications, all of which shall be made available to
UAM.

      7.2 Non-Disclosure. PIC and the Stockholders agree that no disclosure of the negotiation or execution of this Agreement or the transactions contemplated hereby shall be made to clients of PIC or to other persons not employed by PIC or its attorneys and accountants in advance of the joint publication by UAM and PIC of a press release on such matters, except in accordance with procedures established by UAM in order to comply with federal securities laws and the rules of the New York Stock Exchange. PIC shall consult with UAM in this regard and both parties shall have joint approval as to the timing and content of any such press release, subject to UAM's obligations under such laws and rules.

      7.3 Filings. Prior to or on the Closing Date, the parties shall cooperate to prepare and to file all documents and forms and amendments to forms, including, without limitation, PIC's Form ADV-W filed with the Securities and Exchange Commission and corresponding state forms, Form ADV and corresponding state forms for Newco, a Form
8-K, a New York Stock Exchange listing application covering UAM Common Stock issuable upon exercise of the Warrant and the Contingent Warrant to be issued hereunder, applications for state and local tax lien waivers, forms required by the Hart-Scott-Rodino
Act (as defined in Section 9.22 below) and all other documents which are or will be required to be filed or delivered under UAM's New York Stock Exchange listing agreement and the Exchange's rules and under applicable federal and state laws and regulations promulgated thereunder, including without limitation the Investment Advisers
Act of 1940 and applicable state advisers acts, as a result of the consummation of the transaction contemplated by this Agreement. The parties agree that any filing fees payable in connection with compliance with the requirements of the Hart-Scott-Rodino
Act shall be paid by the parties making the applicable filing.

      7.4 Closing Conditions. PIC and the Stockholders shall use their best efforts to cause the satisfaction of all conditions precedent to UAM's and Newco's obligations hereunder set forth in Article IX. UAM and Newco shall use their best efforts to cause the satisfaction of all conditions precedent to PIC's and the Stockholders' obligations hereunder set forth in Article X.

      7.5 Return of Confidential Information. As soon as practicable after the execution hereof, PIC and its agents and representatives shall exercise their rights under all confidentiality agreements with parties other than UAM to obtain the return or destruction of all confidential information concerning PIC delivered thereunder.

      7.6 Agreement Relating to Mutual Funds. PIC and the Stockholders agree to use their best efforts to cause to be prepared and filed with the Securities and Exchange
Commission proxy materials for meetings of the shareholders of the Funds and to use their reasonable best efforts to cause proxy solicitation to be undertaken in order that such meetings be held prior to the Closing, at which the approval of the shareholders of the
Funds will be sought for new investment advisory agreements with Newco (the "New
Fund Agreements") with respect to the Funds to be effective at the Closing, and for such other matters as may be required by the Investment Company Act of 1940, as amended, including specifically Section 15(f) thereof relating to the sale of investment advisers.
PIC and the Stockholders agree to seek the approval of the New Fund Agreements by the
Funds' boards of directors (or the equivalent) acting in accordance with Section 15(c) of the Investment Company Act of 1940.

      For purposes of preparing a revised Schedule 1.3A as of the Closing Date, any
Fund which has approved a New Fund Agreement prior to the Closing shall not be deemed to have terminated its investment advisory relationship with PIC; and any Fund which has not done so shall be deemed to have terminated its investment advisory relationship with PIC. The New Fund Agreement with any Fund which is listed on the
Revised Schedule as of the Closing shall have been approved by the board of directors (or the equivalent) and the shareholders of such Fund in conformity with the Investment
Company Act of 1940, including, without limitation, Sections 15(a) and (c) thereof, and the regulations promulgated thereunder and with any applicable state statutes and regulations, and as of the Closing shall be in full force and effect. As of the Closing, at least 75 per cent of the members of the board of directors of each Fund which is listed on the Original Schedule or the Revised Schedule as of the Closing shall not be "interested persons" (as such term is defined in the Investment Company Act of 1940) of PIC,
UAM, or Newco and shall have been selected, proposed for election, and elected in accordance with Section 16(b) of that Act; and the composition of the board of directors of each Fund which is listed on the Revised Schedule as of the Closing shall comply with
Section 10 of that Act.

      Newco and PIC shall each use their best efforts to ensure
that none of the
transactions contemplated by this Agreement will cause the
imposition of an "unfair
burden" (as such term is defined in Section 15(f) of the
Investment Company Act of
1940) on any of the Funds listed on Schedule 1.3A.
.
7.7   Registration of UAM Stock.

            (a) Registration Procedures and Expenses. UAM shall use its reasonable best efforts to effect the registration under the Securities Act of the UAM
Stock for sale as of the Closing and the Contingent Stock as of the Contingent Closing by performing the following:

      (i) UAM shall prepare and file with the Securities and Exchange Commission
            (the "Commission") registration statements with respect to the UAM Stock and the Contingent Stock and use its reasonable best efforts to cause such registration statement to become and remain effective for a period of three years from the Closing Date and the Contingent Closing Date, respectively, and shall comply with all applicable state securities laws with respect hereto. The Stockholders' plan of distribution with respect to the UAM
            Stock and the Contingent Stock shall be as follows:
(a)  sale of shares from
            time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest, (b) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (c)
            purchases by a broker or dealer as principal and resale by such broker or dealer for its own account, (d) regular brokerage transactions executed on the New York Stock Exchange, (e) negotiated transactions effected at such prices as may be obtainable and as may be satisfactory to the Selling
            Shareholder, or (f) other means. If the Securities Act and/or the rules and regulations promulgated by the Securities and Exchange Commission thereunder require that such Registration Statement or the Prospectus forming a part thereof be amended or supplemented in order to properly reflect the Stockholders' plan of distribution, the Stockholders will promptly notify UAM of such matters and cooperate with UAM in effecting such amendment or supplement.

      (ii) UAM shall prepare and file with the Commission such amendments and supplements to such registration statements and the prospectuses used in connection therewith as may be necessary to update and keep such registration statements effective and to comply with the provisions of the
            Securities Act with respect to the sale of all securities covered by such registration statements. Notwithstanding anything else to the contrary contained herein, UAM shall not be required to disclose any confidential information concerning pending acquisitions not otherwise required to be disclosed.

      (iii) UAM shall furnish to each Stockholder such number of copies of the final prospectus as such Stockholder may reasonably request in order to facilitate the sale of the UAM Stock owned by such Stockholder.
The Stockholders
            shall comply with all prospectus delivery requirements under the Securities
            Act.

All expenses incurred by UAM in complying with this subsection
(a), including, without
limitation, all registration and filing fees (both federal and state), printing expenses, and fees and disbursements of counsel for UAM, are herein called Registration Expenses. All selling commissions applicable to the sales of UAM Stock and all fees and disbursements of counsel for any Stockholder are herein called Selling Expenses.

            (b) Allocation of Expenses. UAM will pay all Registration Expenses in connection with registration pursuant to this Section 7.7. All
Selling Expenses in
connection with such registration shall be borne by the Stockholders.

            (c) Indemnification. In connection with the registration of UAM Stock and Contingent Stock under the Securities Act pursuant to this
Section 7.7, UAM will
indemnify and hold harmless the seller of such UAM Stock and Contingent Stock, each underwriter of such UAM Stock and Contingent Stock and each other person, if any, who controls such seller or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities
Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in any registration statement under which such UAM Stock and
Contingent Stock was registered under the Securities Act pursuant to this Section 7.7, or any post-effective amendment thereof, or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if UAM shall have filed with the
Commission any amendment thereof or supplement thereto), or the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and will reimburse such seller, underwriter and each such controlling person for any legal or other expenses reasonably incurred by such seller, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or expense, provided, however, that UAM will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission (or alleged omission) of a material fact made in said registration statement, said preliminary prospectus, or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to UAM through an instrument duly executed by such seller or underwriter specifically for use in the preparation thereof.

      In connection with the registration of the UAM Stock and Contingent Stock under the Securities Act pursuant to this Section 7.7, each seller of such UAM Stock and
Contingent Stock severally and not jointly, will indemnify and hold harmless UAM, each person, if any, who controls UAM within the meaning of Section 15 of the Securities
Act, each officer of UAM who signs the registration statement, each director of UAM, each underwriter, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which UAM or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, and will reimburse UAM or such officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by UAM or such officer, director, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or expense, but only insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or omission (or alleged omission) of a material fact referred to in clause (i) or
(ii) of the preceding paragraph of this subsection (c), and provided, however, that this paragraph shall apply if and only if such statement or omission (or alleged omission) was made in reliance upon and in conformity with information furnished in writing to UAM by or on behalf of such seller specifically for use in such registration statement or prospectus.

      It shall be a condition of UAM's obligations to effect registration of the UAM
Stock and Contingent Stock that the sellers participating in such registration provide
UAM and the underwriters, if any, with all material facts, including, without limitation, furnishing such certificates, questionnaires and legal opinions as may be required by
UAM or such underwriters, concerning such participating sellers and the UAM Stock and
Contingent Stock to be registered which are reasonably required to be stated in the registration statement or in the prospectus or are otherwise required in connection with the offering.

Article VIII.Conduct of PIC's Business Prior to the Closing Date.

      PIC and the Stockholders agree that, from the date hereof to the Closing Date, except as set forth on Schedule 8 or as otherwise consented to or approved by UAM in writing or required by this Agreement:

            (a) No change shall be made in the Articles of Incorporation or the By-laws of PIC.

            (b) No change shall be made in the number of shares of authorized or issued capital stock of PIC, nor shall any option, warrant, call, commitment, right or agreement of any character be granted or made by PIC relating to its authorized or issued capital stock. No transfers in the ownership of shares of PIC owned by the Stockholders shall occur, other than by operation of law or pursuant to the laws of descent and distribution.

            (c) No dividend shall be declared or paid or other distribution or payment declared, made or paid in respect of the capital stock of PIC either in cash or property.

            (d) Except for increases in the compensation set forth on Schedule 8(d), and subject to the requirements of Section 9.15 on working capital, no increase shall be made in the rate of compensation payable or to become payable by PIC to any director, officer, employee or agent, and no bonus shall be paid to such persons; no person shall be elected an officer of PIC and no change shall be made in the office of any officer of
PIC or the responsibility of any such officer except as occasioned by the death, resignation or disablement of any officer; and no collective bargaining agreement, bonus, stock option, profit-sharing, compensation, pension, welfare, retirement or other similar arrangement, or employment contract shall be entered into or materially changed by PIC, other than as may be required by law.

            (e) No funds shall be borrowed or loaned by PIC, except in the ordinary course of business and not exceeding $100,000 in the aggregate up to the Closing.

            (f) No capital expenditure (other than for ordinary repairs and maintenance) shall be incurred or contracted for and no litigation shall be settled by PIC without prior consultation with UAM, and no such capital expenditure or settlement in excess of $100,000 shall be made without UAM's consent.

            (g) PIC shall conduct its business in the ordinary course. It shall meet all of its obligations as they become due, and shall use its best efforts to continue to solicit new clients and to offer investment advisory services in the ordinary course of business, to maintain its corporate records, to keep its accounts receivable current, to preserve the business organization and properties of PIC intact, to keep available the services of PIC's employees, and to preserve the goodwill of PIC's clients, suppliers, and others with whom business relationships exist. PIC shall not unilaterally change its fee schedule which was in effect on September 30, 1994.

            (h) PIC and the Stockholders shall afford to UAM and its representatives reasonable access to the properties and records of PIC during customary business hours in order that UAM may have full opportunity to make such investigation as it shall desire of PIC's affairs for purposes consistent with this Agreement. UAM will cause all information so obtained which is not in the public domain to be held confidential, and will cause all documents obtained during such investigation to be returned promptly to
PIC in the event of the termination of this Agreement, provided, however, that prior to the Closing UAM may require that the proxy statements furnished to the shareholders of the Funds pursuant to Section 7.4 include all information which UAM determines to be required or appropriate under applicable law.

            (i)   PIC shall pay or fund all expenses and
liabilities incurred by it with
respect to all periods prior to the Closing, including without limitation all salaries and rents, and, without limiting the foregoing, shall pay or fund all tax liabilities relating to periods ending on or before the Closing, regardless of when such expenses and liabilities would ordinarily be payable, except for taxes on so-called built-in gain which shall be funded with the consideration received hereunder. PIC shall pay or fund any liabilities or amounts due to its employees as bonuses, profit-sharing or pensions, calculated in accordance with PIC's past practices, with respect to the fiscal year ending December 31,
1994 and subject to the provisions of Section 9.15 (Working
Capital) below and the
Revenue Sharing Agreement, with respect to the period from that date up to the Closing.

            (j) All fees received by PIC up to the Closing Date for services to be rendered after the Closing Date shall be retained by Newco. Fees to be received by
Newco after the Closing Date for services rendered prior to the Closing shall be taken into account in determining Working Capital in Section 9.15.

            (k) PIC shall remain an S corporation at all times prior to the Closing.


Article IX. Conditions Precedent to UAM's and Newco's
Obligations.

      All obligations of UAM and Newco under this Agreement are subject to the fulfillment and satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by UAM:

      9.1 Delivery of Documents of Transfer. PIC shall have delivered to UAM all such documents of transfer, assignment or assumption as UAM or its counsel may reasonably require in order to consummate the purchase and sale of Assets hereunder.

      9.2 Employment Agreements. Robert M. Kommerstad shall have executed an
Employment Agreement in the form attached hereto as Exhibit E-1, each Stockholder listed on the Addendum to Exhibit E-2 shall have executed an Employment Agreement in the form attached hereto as Exhibit E-2 duly completed in accordance with the addendum thereto, Thomas J. Condon shall have executed an Employment Agreement in the form attached hereto as Exhibit E-3, and each Stockholder listed on the Addendum to Exhibit
E-4 shall have executed an Employment Agreement in the form attached hereto as Exhibit
E-4 duly completed in accordance with the addendum thereto (the
"Employment
Agreements"). Each of the Employment Agreements shall have been executed and delivered as between each of such signatories and Newco, with copies to UAM. All of the employment agreements executed on the date hereof and effective as of the Closing attached hereto as Exhibit E-5 shall be in full force and effect. There shall be no material breach by the respective employees of any of such employment agreements at the
Closing Date.

      9.3 Representations and Warranties True at the Closing Date. The representations and warranties of PIC and the Stockholders contained in this Agreement shall be true in all material respects at and as of the Closing Date as though newly made at and as of that time. PIC and the Stockholders shall have delivered to UAM a certificate in the form of Exhibit L hereto, dated as of the Closing Date and signed by a duly authorized officer of PIC and the Stockholders, certifying as to the truth and accuracy of the representations and warranties and the performance of the obligations required to be performed by PIC and the Stockholders, or any of them, under this
Agreement.

      9.4 PIC's and Stockholders' Certificate. PIC and the Stockholders shall have delivered a certificate, dated as of the date of the Closing, in the form of Exhibit M hereto, certifying that since the delivery of PIC's Articles of Organization and By-laws pursuant to Section 3.2 above, there have been no amendments or other modifications thereof; that true, complete and accurate copies of the minutes of meetings of the Board of Directors and Stockholders (or consents in lieu thereof) have been delivered to UAM;
that attached to the certificate are true and complete copies of a resolution of PIC's Board of Directors and Stockholders authorizing the transactions contemplated hereby; and that the officers of PIC are those persons named in the certificate.

      9.5 Clients' Consents. The Adjustment Percentage, as defined in Section 1.3, above, shall be at least 70 per cent; and PIC shall have complied with the notification procedures set forth in Section 7.1, above. In addition, PIC shall have obtained executed
Clients' Consents in the form of Exhibit K hereto signed by advisory clients who are listed on Schedule 1.3A prepared as of September 30, 1994, and whose pro forma quarterly billings as of such date represent at least 70 per cent of all pro forma quarterly billings shown on such Schedule 1.3A as of such date.

      At the Closing, PIC and the Stockholders shall deliver a certificate in the form of
Exhibit N as to the matters set forth in the foregoing paragraph and stating the amount of the Adjustment Percentage. Such certificate shall, in addition, set forth the response of all clients which have not executed Clients' Consents, and whether such clients have stated to PIC, either orally or in writing, their intention of remaining as advisory clients of PIC, or their intention of terminating their investment advisory relationship with PIC.
Such certificate shall also certify that no clients who have executed Clients' Consents have revoked such Consents or disclosed to PIC an intention to do so or to terminate their investment advisory relationship with PIC or materially to reduce their assets under management by PIC.

      9.6 Approvals. Any consent, approval, authorization or order of any court, governmental agency, administrative body or other person or entity (including without limitation consents of lessors of any property leased by PIC) required for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in effect on the Closing Date.

      9.7 Opinion of Counsel for PIC and the Stockholders. PIC and the
Stockholders shall have delivered to UAM opinions from Proskauer
Rose Goetz &
Mendelsohn of Los Angeles, California, and/or Heller, Ehrman,
White & McAuliffe of
San Francisco, California, counsel for PIC and the Stockholders, that:

      (i) PIC is a corporation validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own its properties and assets and to conduct its business as it is now conducted.
            PIC has duly authorized 1,000,000 shares of common stock ($1.00 par value) with voting power, of which 166,020 shares are validly issued, fully paid, nonassessable, outstanding, entitled to vote, and, except as set forth on Schedule 1, owned of record and, to the knowledge of such counsel, beneficially by the Stockholders. There are no other shares of stock of any description authorized or outstanding of record, and, in the corporate minute books of PIC made available to such counsel there is no evidence of the existence of any options, warrants, or rights to purchase of any kind affecting the stock of PIC which may require PIC to issue additional stock, nor does such counsel have actual knowledge of the existence of any such options, warrants or rights.

      (ii) Except as disclosed in the Agreement or any Exhibit or Schedule annexed hereto, the execution and delivery by PIC and the Stockholders of the
            Agreement and the Related Agreements to which they are parties and the consummation by the Stockholders and PIC of the transactions contemplated therein do not conflict with and do not violate any provision of the State of
            California or federal law or of the Articles of Incorporation or By-laws of
            PIC or result in a violation or default in any provision of any regulation, order, writ, injunction or decree known to such counsel of any court or governmental agency or authority, or, to the best of such counsel's knowledge after due inquiry (and assuming all consents contemplated by
            Section 7 have been received), any provision of any agreement listed on the
            Schedules attached hereto, to which PIC or any of the Stockholders is a party or by which PIC or any of the Stockholders is bound or to which PIC or any of the Stockholders or any of their shares of PIC Stock is subject, or to the best of such counsel's knowledge after due inquiry, result in the creation or imposition of any lien, charge, encumbrance or security interest upon any of the properties owned by PIC.

      (iii) The Stockholders have duly executed and delivered the Agreement and the
            Related Agreements to which they are parties.  The
Agreement and such
            Related Agreements are the valid and binding obligations of the
            Stockholders, enforceable in accordance with their respective terms, subject to the Remedies Exception.

      (iv) To such counsel's knowledge, there is no claim, litigation, proceeding or governmental investigation pending or threatened against PIC or any of its directors, officers, employees or Stockholders affecting the transaction contemplated by the Agreement or affecting the property or assets of PIC.

      (v) No authorization, approval, order, license, permit, franchise or consent of or registration, declaration or filing with any California or United States governmental authority is required in connection with the execution, delivery or performance of the Agreement which has not been obtained, other than a withdrawal of PIC's Form ADV and corresponding state forms, if such have not been filed with the Securities and Exchange
            Commission and the appropriate states prior to the Closing.

      (vi) The execution, delivery and performance by PIC of this Agreement has been duly authorized and approved by all requisite action of PIC's Board of
            Directors and Stockholders. This Agreement has been duly executed and delivered by PIC and constitutes the legal, valid and binding obligations of
            PIC, enforceable in accordance with its terms, subject to the Remedies
            Exception.

      (vii) To counsel's knowledge, PIC is duly registered as an investment adviser under the Investment Advisers Act of 1940, registered as an investment adviser in the states referenced in item 7, Part I of its current Form ADV, and in material compliance with all state laws requiring registration, licensing or qualification as an investment adviser; and each such federal and state registration is in full force and effect, in each case such that no materially adverse change in the financial condition or business of PIC would result. PIC is not an "investment company" (within the meaning of the Investment Company Act of 1940), which is required to be registered under that Act in order to engage in the transactions described in Section 7 of that Act, is not a "broker" or "dealer" within the meaning of the
            Securities Exchange Act of 1934, and does not act as an investment adviser or subadviser to any "investment company" (as defined in the Investment
            Company Act of 1940), which is registered under such Act other than the
            Funds. To counsel's knowledge after due inquiry, there is not pending or under way any inspection of PIC or its records by the Securities and
            Exchange Commission or any state regulatory authority, and counsel does not have knowledge of any inspection reports or similar documents furnished to PIC by the Securities and Exchange
Commission or state
            regulatory authorities since January 1, 1989, that have not been listed on
            Schedule 3.25.

      (viii)To the best of such counsel's knowledge after due inquiry, (x) PIC has timely filed an election to be treated as an S Corproation governed by the provisions of Subchapter S of the Code for the taxable year beginning
            January 1, 1989, and ending December 31, 1989, and
(y) since such filing
            all of the following have remained true through the
Closing:

            (I)   PIC has not had more than 35 shareholders;

            (II)  PIC has not had as a shareholder any
non-resident alien;

            (III) PIC has not had as a shareholder a person
(other than a trust
            described in Section 1361(c)(2) of the Code) who is not an individual; and

            (IV) PIC's Articles and By-laws, as amended, and its other governing provisions known to such counsel, do not provide for or purport to create more than one class of stock.



In rendering the foregoing opinions, such counsel may assume that the relevant substantive and procedural law of the State of Massachusetts is identical to the law of the State of California, and further, such counsel need express no opinion with respect to (i) any indemnification obligation to the extent it may be contrary to public policy, (ii) any non-competition or confidentiality obligation, or (iii) any choice of law or jurisdiction provision. Proskauer Rose Goetz & Mendelsohn shall not be required to opine as to matters relating to the federal or state regulation of investment advisors or investment companies, including but not limited to the Investment Advisers Act of 1940, as amended, or the Investment Company Act of 1940, as amended.
      9.8 PIC's and the Stockholders' Performance. Each of the obligations of PIC and/or the Stockholders to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date.

      9.9   Payments Made.  All payments required by paragraph
(i) of Article VIII of
this Agreement shall have been made or adequately funded and UAM shall have received a certificate to that effect, dated as of the Closing Date and signed by PIC and the
Stockholders, in the form of Exhibit O hereto.

      9.10  Conduct of PIC's Business Prior to the Closing Date.
PIC's business shall
have been conducted in accordance with the provisions of Article
VIII and Schedule 8
hereto.

      9.11  Certificate Relating to Real Property Interests.  The
Stockholders shall have
executed a certificate in the form of Exhibit P hereto relating to foreign ownership of real estate interests in the United States.

      9.12 Approval of Documentation. The form and substance of all opinions, certificates, and other documents shall be reasonably satisfactory in all respects to UAM and its counsel.

      9.13 Examination of Books And Records. For purposes of compliance with and performance of this Agreement, UAM, acting through its own management and personnel or through counsel, accountants, or other representatives designated by it, shall have been afforded full and complete opportunity to examine and investigate all aspects of PIC's business and affairs and assets and liabilities, including without limitation, its minute books and stock transfer records, financial books and records, the workpapers of PIC's independent public accountants, the Investment Advisory Contracts, titles and leases to properties, loan and other agreements, the condition of its facilities and equipment, and the collectibility of accounts receivable. UAM shall also have been afforded the opportunity to confer with PIC's advisory clients in the presence of a representative of
PIC (in such manner, at such times, and with such frequency, as may be reasonably required by UAM).

      9.14 Advisers Act Registration. Registration of Newco as an investment adviser and withdrawal of the registration of PIC as an investment adviser under the Investment
Advisers Act of 1940 and under applicable state investment advisory statutes shall have been filed and become effective as contemplated by Article VII, if so requested by UAM.

      9.15 Working Capital. At the Closing Date, PIC's cash, liquid marketable securities, and accounts receivable which are collectible or realizable within a normal billing cycle for PIC ("Working Capital") and which will be transferred to Newco will be sufficient to fund: (1) accounts payable and accrued expenses, including income, excise and business and occupation taxes and bonuses which would be accrued in accordance with generally accepted accounting principles as of the Closing Date and which are to be paid by Newco; (2) any deferred revenues which will have been billed in advance by the
Closing Date but not yet earned; (3) normal compensation and other operating expenses, including all accrued employee compensation and other accrued items; and (4) an amount equal to a pro rata share of projected bonuses and other incentive compensation under the
Revenue Sharing Agreement, which would be incurred between the Closing Date and the point in time that the next full cycle of fee billings are collected and all accrued "Stock
Pickers Bonuses", so that after the Closing, Newco is sufficiently capitalized with liquid current assets to operate on a freestanding basis without investment of cash in Newco by UAM for the reasonably foreseeable future. Fees earned by Newco following the
Closing will be realizable in cash so that all future operating expenses of Newco can be met without investment of cash in Newco by UAM and UAM's Share of Revenues can be paid to UAM promptly after the collection of fees by Newco.

      9.16 Health. Each person listed on Schedule 3.28 shall be in good physical health.

      9.17 Life Insurance. Life insurance policies on the lives of the Stockholders listed in Schedule 9.17 shall have been obtained by UAM or Newco, as UAM shall require, at UAM's sole expense.

      9.18 Form 8-K. PIC and the Stockholders shall have provided such records, including without limitation the work papers of its bookkeepers and accountants, as may be required by UAM in connection with UAM's obligation, if any, to file a report of its acquisition of the business and assets of PIC hereunder with the Securities and Exchange
Commission on Form 8-K and, in the sole judgment of UAM, UAM shall be in a position timely to file such report.

      9.19  Hart-Scott-Rodino Filing.  The provisions of the
"Hart-Scott-Rodino Act"
shall have been complied with to the satisfaction of UAM or, in UAM's judgment, an exemption from the requirements of such section shall be available for the transactions contemplated by this Agreement.

      9.20 Exchange Listing. The New York Stock Exchange shall have notified
UAM that the Exchange has approved UAM's application to list upon official notice of issuance the shares of UAM Common Stock issuable in connection with this Agreement.


Article X.  Conditions Precedent to PIC's and the Stockholders'
Obligations.

      All obligations of PIC and the Stockholders under this Agreement are subject to the fulfillment and satisfaction, prior to or on the Closing
Date, of each of the following
conditions, any one or more of which may be waived by PIC and the
Stockholders:

      10.1 Opinion of UAM's and Newco's Counsel. UAM shall have furnished to the Stockholders an opinion dated as of the Closing Date of Hill
& Barlow, of Boston,
Massachusetts, counsel to UAM and Newco, that:

      (i) UAM is a corporation validly existing and in good standing under the laws of the State of Delaware.  UAM has duly authorized
50,000,000 shares of
            Common Stock, $.01 par value, of which 28,283,082 shares were validly issued and outstanding and 11,808,146 shares were reserved for issuance on exercise of outstanding warrants or options or upon conversion of outstanding convertible notes, or otherwise, as of November 1, 1994.
            UAM also has authorized 5,000,000 shares of Preferred
Stock, $1.00 par
            value, none of which is outstanding. Newco is a corporation validly existing and in good standing under the laws of the Commonwealth of
            Massachusetts. Newco has authorized 100 shares of Common Stock, no par value, of which 100 shares are validly issued, fully paid and nonassessable and are owned of record by United Asset
Management
            Holdings, Inc.

      (ii)  This Agreement and the Related Agreements to which
UAM and Newco are
            parties have been duly authorized, executed and delivered by UAM and
            Newco and constitute the valid and binding obligations of UAM and
            Newco, enforceable in accordance with their respective terms, subject to the Remedies Exception.

      (iii) The execution and delivery by UAM and Newco of this Agreement and the
            Related Agreements to which they are parties and the consummation of the transactions contemplated hereby and thereby do not conflict with or violate any provision of law or of the respective Certificate or Articles of
            Incorporation or By-laws of UAM or Newco or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or governmental agency or authority, or any provision of any agreement known to such counsel after due inquiry, to which UAM or
            Newco is a party or by which UAM or Newco is bound or to which UAM or Newco is subject, or result in the creation or imposition of any lien, charge, encumbrance or security interest upon any of the properties owned by UAM or Newco pursuant to the terms of any such agreement (other than a security interest of UAM's lending banks in the stock of Newco).

       (iv) UAM has reserved by all necessary corporate action the required number of shares of its Common Stock for issuance upon exercise of the Warrant and the Contingent Warrant. The Common Stock issuable upon exercise of the
            Warrant and the Contingent Warrant has been duly authorized by all necessary corporate action and when issued in accordance with the Warrant
            Agreement and delivered by UAM, will be validly issued and outstanding, fully paid and non-assessable.

       (v) The issuance of shares of UAM Common Stock pursuant to the terms hereof have been duly authorized by all necessary corporate action and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

       (vi) The registration of Newco as an investment adviser under the Investment
            Advisers Act of 1940 has been filed and become effective as contemplated by Article VII.

      10.2 Representations and Warranties True at the Closing Date. Except as expressly contemplated by this Agreement, the representations and warranties of UAM and Newco contained in this Agreement shall be true in all material respects at and as of the Closing Date as though newly made at and as of that time.
UAM and Newco shall
have delivered to PIC and the Stockholders a certificate in the form of Exhibit Q hereto, dated as of the Closing Date and signed by a duly authorized officer of UAM and
Newco, certifying as to the truth and accuracy of the representations and warranties and the performance of all of the obligations required to be performed by UAM and Newco, or either of them, under this Agreement.

      10.3 Performance of UAM and Newco. Each of the obligations of UAM or
Newco to be performed on or before the Closing Date pursuant to the terms of this
Agreement shall have been duly performed in all material respects at the Closing Date.

      10.4 Authority of UAM and Newco. All corporate action required to be taken by or on the part of UAM or Newco to authorize the execution, delivery and performance of this Agreement by UAM and Newco and the consummation of the transactions contemplated hereunder shall have been duly and validly taken.

      10.5 Approval of Documentation. The form and substance of all opinions, certificates and other documents hereunder shall be reasonably satisfactory in all respects to PIC and the Stockholders and their counsel.

      10.6 Revenue Sharing Agreement. UAM and Newco shall have executed and delivered to the Stockholders the Revenue Sharing Agreement attached hereto as Exhibit
F.

      10.7 Adjustment Percentage. The Adjustment Percentage, as defined in Section
1.3 above, shall be 70 per cent or greater.

      10.8 Employment Agreements. Newco shall have executed and delivered to the
Stockholders the Employment Agreements attached hereto as Exhibits E-1, E-2, E-3 and
E-4. There shall be no material breach by Newco of any of the Employment Agreements at the Closing Date.

      10.9 Advisers Act Registration. Registration of Newco as an investment adviser and withdrawal of the registration of PIC as an investment adviser under the Investment
Advisers Act of 1940 and under applicable state investment advisory statutes shall have been filed and become effective as contemplated by Article VII, if so requested by UAM.

      10.10 Assumption Agreement. UAM and Newco shall have executed and delivered to PIC and the Stockholders an Assumption Agreement in a form reasonably satisfactory to PIC's counsel.

      10.11 NYSE Listing. UAM shall have delivered to PIC and the Stockholders a copy of an approval by the New York Stock Exchange of a listing application covering the UAM Stock and the Contingent Stock.

      10.12 Incentive Stock Options. The Compensation Committee of UAM's Board of Directors shall have approved the issuance (upon the Closing) of incentive stock options (within the meaning of Section 422(b) of the Code) under UAM's 1994 Stock
Option Plan with respect to an aggregate of 150,000 shares of UAM's Common Stock
(but subject to the limitation imposed on incentive stock options under Section 422(d) of the Code) to be awarded to employees of Newco as soon as practicable following the
Closing Date with an exercise price equal to the market value of UAM's Common Stock on the date of grant.


Article XI. Post-Closing Covenants.

      11.1 Non-Competition. (a) Robert M. Kommerstad covenants that during the longer of five years following the date hereof or while he is employed by Newco or
UAM, each Stockholder listed on the Addendum to Exhibit E-2 covenants that during the longer of ten years following the date hereof or while such Stockholder is employed by
Newco or UAM, Thomas J. Condon covenants that during the longer of seven years following the date hereof or while he is employed by Newco or UAM, and each
Stockholder listed on the Addendum to Exhibit E-4 covenants that during the longer of seven years following the date hereof or while such Stockholder is employed by Newco or UAM, whether under a written employment agreement or as an at will employee, such
Stockholder shall not, except in the course of such Stockholder's employment with
Newco or UAM, directly or indirectly:

      (i) Provide or offer or attempt to provide, whether as an officer, director, employee, partner, stockholder, consultant, adviser, subsidiary, affiliate, independent contractor or otherwise, investment advisory services to any person or entity;

      (ii) Interfere with Newco's relations with any person or entity who at any time during such period was a Client (which means Past, Present and Potential
            Client); or

      (iii) Induce or attempt to induce directly or indirectly any employee of UAM or
            Newco to terminate his or her employment, or hire or attempt to hire, directly or indirectly, any such person.

            (b) Each Stockholder covenants that for a period of the longer of five years following the Term of such Stockholder's Employment
Agreement or five years
following the termination of such Stockholder's employment, if any, with Newco or
UAM such Stockholder shall not, directly or indirectly:

      (i) Provide or offer or attempt to provide, whether as an officer, director, employee, partner, independent contractor or otherwise, investment advisory services to any person or entity who as of the date of the termination or expiration of the Stockholder's employment with Newco or
            UAM was or had been a Client (which means Past, Present, and Potential
            Client);

      (ii) Interfere with Newco's relations with any person or entity who as of the date of the termination or expiration of the Stockholder's employment with
            Newco was a Client (which means Past, Present, and
Potential Client); or

      (iii) Induce or attempt to induce directly or indirectly any employee of Newco to terminate his or her employment, or hire or attempt to hire, directly or indirectly, any such person.

            (c) The term "Past Client" shall mean at any particular time any person or entity who at any point prior to such time has been but at such time is not an advisee, investment advisory customer, or client of PIC or Newco. The term "Present Client" shall mean at any particular time any person or entity who is at such time an advisee, an investment advisory customer, or client of PIC or Newco. The term "Potential Client" shall mean at any particular time any person or entity to whom PIC or Newco, through any of its officers or employees, has within five years prior to such time offered (by means of a personal meeting, telephone call, or a letter or a written proposal specifically directed to the particular person or entity) to serve as investment advisor but who is not at such time an advisee or investment advisory customer or client of Newco. The preceding sentence is meant to exclude form letters and blanket mailings. The term
"Client" when used herein shall include all past, present and potential clients as heretofore defined. The term "Client," when used in this Section
11.1 with respect to
Wrap Accounts, shall mean the Wrap Sponsors and the brokers employed by such Wrap
Sponsors but not the underlying Wrap Account holders.

            (d)   Notwithstanding the provisions of Subsections
11.1(a)(i) and
11.1(b)(i), a Stockholder may render investment advisory services without compensation to any Stockholder, any member of the immediate family of any of the Stockholders and any trust or account which is comprised entirely of assets held for the benefit of any
Stockholder and/or members of such Stockholder's immediate family.

            (e) Each Stockholder agrees that the periods of time and the unlimited geographic area applicable to the covenants of this Section 11 are reasonable, in view of the payment of the Purchase Price hereunder, the geographic scope and nature of the business in which PIC is engaged and Newco will be engaged, the Stockholder's knowledge of PIC's and Newco's business, and each Stockholder's relationship with
PIC's and Newco's clients. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such area and during such period of time as are adjudged to be reasonable.

      11.2 Confidentiality. Except in performance of services for Newco or as permitted in Section 11.1(d), the Stockholders shall not, either during the period of their employment with Newco or thereafter, use for his own benefit or disclose to or use for the benefit of any person outside Newco, any information not already lawfully available to the public or to any person outside Newco (provided that such person is not bound by a confidentiality agreement or other legal or fiduciary obligation of secrecy with respect to such information) concerning any Intellectual Property (as defined below), including client lists, whether such Stockholder has such information in his memory or embodied in writing or other tangible form. All such Intellectual Property and such information concerning Intellectual Property, and all originals and copies of any Intellectual Property, and any other written material relating to the business of Newco, shall be the sole property of Newco. Upon the termination of any Stockholder's employment by Newco in any manner or for any reason, such terminated Stockholder shall promptly surrender to
Newco all originals and copies of any Intellectual Property, and he shall not thereafter use any Intellectual Property. For purposes hereof, the term Intellectual Property shall mean all research, information, client lists, and all other investment advisory, technical and research data made, conceived, developed and/or acquired by a Stockholder solely or jointly with others during the period of employment by PIC or Newco, which related to investment advice as it was or is now rendered or as it may, from time to time, hereafter be rendered or proposed to be rendered, but excluding such individual's ideas and thought processes which are not embodied in written or machine readable form.

      11.3 Further Assurances. From time to time after the Closing at the request of
UAM and without further consideration, the Stockholders and/or PIC shall execute and deliver any further instruments and take such other action as UAM may reasonably require to consummate the transactions contemplated hereby. To the extent that the transactions contemplated hereby require the consent of any person in order to avoid a breach of the terms of any lease, contract or commitment to which PIC is a party or by which PIC is bound, or in order to vest PIC's rights in Newco, and such consent is not obtained satisfactorily prior to the Closing, the Stockholders shall use their best efforts to assure Newco of the benefits of such leases, contracts, commitments and rights. Nothing in this section shall be deemed a waiver by UAM or Newco of their rights under Article
IX of this Agreement.

      11.4  Amendment to Registrations and Filing of Form 8-K.
PIC and the
Stockholders shall cooperate with UAM and Newco to file Form 8-K with the Securities and Exchange Commission relating to the transactions contemplated hereby. UAM shall reimburse PIC and/or the Stockholders, as the case may be, for 50 per cent of the amount of any out-of-pocket fees and expenses paid by such parties in order to comply with the requirements of the preceding sentence. PIC and the Stockholders shall cooperate with
UAM and Newco to file, if not filed prior to the Closing Date, all registrations and amendments to registration or withdrawals of registration under federal and state laws requiring registration of investment advisers on behalf of Newco and/or PIC and documents relating to the qualification of Newco to do business in states other than
Delaware.

      11.5  Compliance with Hart-Scott-Rodino Act.  PIC and each
Stockholder
covenant that from and after the Closing each shall comply with any applicable provisions of the Hart-Scott-Rodino Act in connection with the transactions contemplated hereby.

      11.6 Additional Covenants. PIC, the Stockholders and Newco shall maintain in good condition all presently existing files, books, records and documents of PIC, and shall make the same available to each other or their designees upon request, for the periods of time and in the locations required by the Investment Advisers Act of 1940 and the regulations promulgated thereunder, including without limitation regulation
Sec. 275.204-2.

      After the Closing, the parties shall cooperate to comply with Sections 15(f) and
16(b) of the Investment Company Act of 1940 as they apply to the Funds listed on
Schedule 1.3A as of the Closing and generally to comply with the Investment Company
Act of 1940 and the Investment Advisers Act of 1940 as they apply to Newco, PIC,
UAM and the clients of PIC.

      11.7 Use of Name "Provident Investment Counsel" The parties hereto shall cooperate to change PIC's name to a name not confusingly similar to "Provident
Investment Counsel"  and to change Newco's name to "Provident
Investment Counsel,
Inc." effective as of the Closing Date. PIC and the Stockholders acknowledge and agree that UAM is acquiring the exclusive use of the name "Provident Investment Counsel" for which the Stockholders will receive full and adequate compensation, and that none of the Stockholders will use that name or any similar name subsequent to the Closing except in connection with activities performed for Newco.

      11.8  Options.  UAM shall recommend to the Compensation
Committee of its
Board of Directors that options be issued under UAM's Incentive Stock Option Plan with respect to an aggregate of 150,000 shares of UAM's Common Stock to be awarded to employees of Newco as soon as practicable following the Closing Date with an exercise price equal to the market value of UAM's Common Stock on the date of grant.

      11.9 Statutory Compliance. For a period of three years following the Closing
Date, Newco and PIC agree that they will each use their best efforts to ensure that (i) at least 75 per cent of the members of the Board of Directors of each Fund which (either prior or subsequent to the Closing) has entered into a New Fund Agreement will not be
"interested persons" (as such term is defined in the Investment Company Act of 1940) of
UAM, Newco or PIC and (ii) nothing within their reasonable control will cause the imposition of an "unfair burden" (as such term is defined in Section 15(f) of the
Investment Company Act of 1940) on any of the Funds listed on the Original Schedule or the Revised Schedule.

      11.10 Extension Bonus Payment.  Under the terms of Schedule
2 to the
Employment Agreements attached hereto as Exhibits E-4 and E-5, Newco is obligated to make bonus payments out of the Pool referred to therein. To the extent that such Pool exceeds the Operating Income Cap (as defined therein), UAM shall contribute such excess in cash to Newco as a capital contribution at such time as the relevant bonus payments are due to such employees.

      11.11 UAM Capital Contribution.  Immediately following the
Closing, UAM shall
contribute cash to Newco in the amount of $1,750,000 for the purpose of funding the payments due on the Closing Date to the employees under the Employment Agreements attached hereto as Exhibit E-5.

      11.12 Employees; Employee Benefits.

            (a) Newco shall offer employment to all employees of PIC identified on
Schedule 3.16 . To the extent permitted under applicable law, Newco's offer of employment shall include employee benefits at least substantially equivalent to those applicable to each such employee immediately before the Closing Date based on those
Benefit Plans described on Schedule 3.20 hereto; provided, however, that Newco shall have no obligation with respect to retirement benefits other than to become a participating employer in the United Asset Management Corporation Profit Sharing and 401(k) Plan
(the "UAM 401(k) Plan"). Effective as of the Closing Date, all such employees will become employees of Newco ("Hired Employees").

            (b) In any termination or layoff by Newco of any Hired Employee after the Closing, Newco will comply fully, if applicable, with the Worker Adjustment and
Retraining Notification Act of 1988 ("WARN") and all other applicable Federal, state and local laws, including those prohibiting discrimination and requiring notice.

            (c) On the Closing Date, PIC shall transfer and Newco shall assume and will have responsibility for PIC's 401(k) Plan, and Newco will be deemed a successor employer to PIC with respect to such plan. Assets held in trust for such plan shall be transferred to any relevant plan adopted or maintained by Newco.

            (d) As of the Closing Date, and without any waiting period, Newco will provide all Hired Employees (and their dependents) with medical benefit coverage under plans maintained or established by Newco, to the extent reasonably available on a basis comparable to the existing coverage and consistent with Newco's obligations under this
Section 11.12. As to any Hired Employee (or a dependent thereof) who was covered by
PIC's medical plans as of the Closing, to the extent permitted under the coverage provided pursuant to the preceding sentence, Newco will waive any pre-existing condition exclusions contained in the applicable medical plans and consider any monies paid under
PIC's medical and dental plans by Hired Employees (or their dependents) prior to the
Closing Date toward any deductibles, co-pays or other maximums under Newco's medical and dental plan for the first plan year after the Closing Date. Newco will be responsible for satisfying its obligations under Section 601 et seq. of ERISA and Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), to provide continuation coverage ("COBRA") to any Hired Employee in accordance with law.

            (e)   As of the Closing Date, Newco will assume all
obligations of PIC to
Hired Employees for any vacation entitlement and vacation pay entitlement, regardless of whether such obligations have been accrued on the books of the
business.   Newco shall
provide vacation benefits (including, without limitation, vacation entitlement and vacation pay entitlement) to Hired Employees in accordance herewith.

            (f) Newco will provide each Hired Employee with full credit for such
Hired Employee's service with PIC prior to the Closing for purposes of any participation or eligibility requirement and for purposes of vesting under the UAM 401(k) Plan,, and for purposes of any eligibility, participation, vesting or similar requirement for retirees medical (including, without limitation, dental), life insurance, medial, severance pay, incentive compensation and vacation benefits, if any. Newco shall fully vest all participants in the PIC 401(k) plan no later than thirty (30) days after the Closing Date.

            (g) Any liabilities, costs or expenses incurred by PIC or Newco associated with the termination by Newco of any Hired Employees, shall be the responsibility of Newco. Any liabilities, costs or expenses incurred by PIC or Newco associated with the termination by PIC of any PIC employees shall be the responsibility of PIC.

            (h) Neither Newco nor PIC intend this Section 11.12 to create any rights or interest, except as between Newco and PIC, and no present or future employees of either party (or any dependents of such employees) will be treated as third party beneficiaries in or under this Agreement.

            (i) All costs and expenses incurred by Newco in complying with the terms of this Section 11.12 shall be paid out of Newco's Share of Revenues under the
Revenue Sharing Agreement.

Article XII.      General.

      12.1 Entire Agreement. All Exhibits and Schedules hereto shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the
Exhibits and Schedules hereto, contains the entire agreement among the parties and there are no agreements, representations, or warranties by any of the parties hereto which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by all parties hereto.

      12.2 Equitable Relief; Binding Effect. The Stockholders recognize and agree that Newco's and UAM's remedy at law for any breach of the provisions of Sections 11.1 and 11.2 hereof would be inadequate and that for breach of such provisions Newco and
UAM shall, in addition to such other remedies as may be available to them at law or in equity or as provided in this Agreement, be entitled to injunctive relief by an action for specific performance to the extent permitted by law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement and all rights hereunder may not be assigned by PIC or the Stockholders except by prior written consent of UAM or assigned by UAM or Newco except by prior written consent of PIC and the Stockholders.

      12.3 Separate Counterparts. This Agreement may be executed in several identical counterparts, all of which when taken together shall constitute but one instrument, and it shall not be necessary in any court of law to introduce more than one fully executed counterpart in proving this Agreement.

      12.4 Consistent Accounting. The parties to this Agreement shall consult with each other for the purpose of arriving at consistent accounting, tax and reporting treatment, whether public or private, of the transaction contemplated hereby.

      12.5 Transaction Costs. Except as may be otherwise expressly set forth herein, each party to this Agreement shall be responsible for his, her or its own legal, accounting and other expenses, if any, attendant to the negotiation and drafting of this Agreement and to the transactions contemplated by this Agreement. Without limiting the foregoing,
UAM shall be responsible for Newco's organizational and qualification costs incurred prior to the Closing.

      12.6 Notices. All notices hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below. Notices which are hand delivered shall be effective on delivery. Notices which are mailed shall be effective on the third day after mailing.

            (i)   If to UAM or Newco:

                  United Asset Management Corporation
                  One International Place
                  Boston, Massachusetts 02110
                  Attn.:  Norton H. Reamer

                  with a copy to:

                  John C. Vincent, Jr., Esq.
                  Hill & Barlow
                  One International Place
                  Boston, Massachusetts  02110

            (ii)  If to PIC or to all of the Stockholders:

                  Provident Investment Counsel, Inc.
                  300 North Lake Avenue
                  Pasadena, California  91101
                  Attn:  Robert M. Kommerstad

                  with a copy to:

                  Mitchell M. Gaswirth, Esq.
                  Proskauer Rose Goetz & Mendelsohn
                  Suite 2700
                  2121 Avenue of the Stars
                  Los Angeles, CA  90067


      (iii) If to a particular Stockholder, at such Stockholder's address as shown on
            Schedule I, hereto, with a copy to Mitchell Gaswirth as stated above;

unless and until notice of another or different address shall be given as provided herein.

      12.7 Severability. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provision.

      12.8 Captions. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

      12.9 Due Inquiry. The term "due inquiry" as used throughout this agreement shall be deemed to mean, in the case of such inquiry by PIC's or the Stockholder's counsel, inquiry of appropriate officers and/or employees of PIC and the Stockholders only, and in the case of such inquiry by UAM's, or Newco's counsel, inquiry of appropriate officers and/or employees of UAM only.

      12.10 Gender. All pronouns used herein shall include the masculine, feminine and neuter gender, as the context requires.

      12.11 Governing Law. The execution, interpretation, and performance of this
Agreement shall be governed by the laws of The Commonwealth of Massachusetts which apply to contracts executed and performed solely in Massachusetts. The parties hereto hereby consent to the jurisdiction of any state or federal court located within Suffolk
County, Massachusetts, waive personal service of process, and assent that service of process may be made by registered mail to the parties' respective addresses as provided in Section 12.6, above, and shall be effective in the same manner as notices are effective under such Section 12.6.

      12.12 No Third-Party Beneficiaries. The parties hereto have entered into this
Agreement for their own benefit and do not intend to benefit any other person or entity thereby.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a document under seal as of the date first above written.


                                      UNITED ASSET MANAGEMENT
                                      CORPORATION



                                      By:
____________________________
                                          Norton H. Reamer,
President



                                      PIC NEWCO, INC.



                                      By:

_____________________________
                                          Franklin H. Kettle,
President



                                      PROVIDENT INVESTMENT
COUNSEL



                                      By:

______________________________
                                          Robert M. Kommerstad
                                          Chairman/President

STOCKHOLDERS:


_____________________________
Robert M. Kommerstad


_____________________________
Jeffrey J. Miller


_____________________________
Thomas J. Condon


_____________________________
George E. Handtmann, III


_____________________________
Larry D. Tashjian


_____________________________
Lauro F. Guerra


_____________________________
F. Brown Windle


_____________________________
Thomas M. Mitchell

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